Exhibit 4.3

MARATHON PETROLEUM

THRIFT PLAN

Plan is effective July 1, 2011

Table of Contents

I.	Purpose	1
II.	Eligibility	1
III.	Joining the Plan	3
IV.	Classes of Membership	4
V.	Member Contributions	6
VI.	Company Contributions	12
VII.	Maximum Contributions Limitation	13
VIII.	Accounting and Investment of Funds	15
IX.	Transfers	17
X.	Stock Options, Rights or Warrants	18
XI.	Vesting	18
XII.	Change of Control Provisions	21
XIII.	In-Service Withdrawals	22
XIV.	Withdrawals After Separation From Service	26
XV.	Settlement Options	30
XVI.	Beneficiary	34
XVII.	Loans and Assignability	35
XVIII.	Trustee	36
XIX.	Plan Year	37
XX.	Claims Procedures	37
XXI.	Administration of the Plan	37
XXII.	Participation by Other Employers and Employees	40
XXIII.	Rollover Contributions or Direct-Plan Transfer Contributions	40
XXIV.	Top-Heavy Provisions	41
XXV.	Modification and Termination	41
XXVI.	Effective Date of the Plan	43
APPENDIX A: PURPOSE AND DEFINITIONS		1
APPENDIX B: SERVICE WITH ACQUIRED COMPANIES		1
APPENDIX C: INVESTMENT OPTIONS		1
APPENDIX D: MUTUAL FUND WITHDRAWAL ORDER		1
APPENDIX E: MINIMUM DISTRIBUTION REQUIREMENTS		3
APPENDIX F: RULES GOVERNING THE MAKING OF INDIVIDUAL ACCOUNT LOANS		1

THRIFT PLAN

I.	Purpose

The purpose of the Marathon Petroleum Thrift Plan (the “Plan”) is to assist employees in maintaining a steady program of savings, in supplementing their retirement income and in meeting their financial emergencies.

II.	Eligibility

Effective July 1, 2011, any employee of Marathon Petroleum Company LP (the “Company”, or “MPC”) or a participating employer is eligible to become a member of the Thrift Plan provided the employee:

A.	Is a Regular employee,

B.	Is at least age 21 and has completed one year of vesting service, and

C.	Is a member of the Marathon Petroleum Retirement Plan.

Regular and Casual employees must be specifically designated as such by the Company to be eligible to participate in the Plan. Common law employees who have not been designated by the Company as Regular or Casual employees are excluded from eligibility to participate in the Plan. Specifically excluded from eligibility to participate in the Plan is any individual who has signed an agreement, or has otherwise agreed to provide services to the Company or another member of the Controlled Group as an independent contractor, regardless of the tax or other legal consequences of such an arrangement. Also, specifically excluded is any leased employee compensated through a leasing entity, whether or not the leased employee falls within the definition of “leased employee” as defined in Section 414(n) of the Internal Revenue Code of 1986 (the “Code”). All references to the Code in the Plan shall mean the Code as amended and including applicable Treasury Regulations promulgated thereunder.

There are two types of employees eligible to participate in the Plan: Regular employees (Regular Full-time and Regular Part-time), and Casual employees. A Regular employee is an employee who is employed to work on a full-time or part-time basis and not on a time, special job completion, or call-when-needed basis. Regular Full-time means the employee has a normal work schedule of at least 40 hours per week, or at least 80 hours on a bi-weekly basis.

Regular Part-time means the employee is a non-supervisory employee employed to work on a part-time basis (minimum of 20 hours but less than 35 hours per week) and not on a time, special job completion, or call when needed basis.

A Casual employee is employed to work on a time, special job completion, or call-when-needed basis. A Casual employee who has been compensated or is entitled to be compensated by a participating employer and/or a member of the Controlled Group for 1,000 hours or more in a “service year” shall then be deemed to be a Regular employee for purposes of eligibility to participate in this Plan.

“Controlled Group” means Marathon Petroleum Corporation (“MPC”) and any other corporation, trust or estate, or partnership in which MPC owns, either directly or indirectly, at least 80% of either the voting stock, the total value of shares of all classes of stock, the actuarial interest, the profits interest, capital interest, or beneficial interest.

A “service year” consists of the 12-month period immediately following the day an employee first performs an hour of service and each anniversary thereafter.

If a member terminates employment and is subsequently reemployed by a participating employer, membership in the Plan may commence on the first day of such reemployment.

Effective January 1, 1999 to January 1, 2000, the requirement of Retirement Plan membership for Thrift Plan participation is modified such that, the Retirement Plan’s age 21 and one year service requirement for eligibility would not prohibit an otherwise eligible employee for Thrift Plan participation from enrolling in the Plan.

Employees who commence employment on or after January 1, 2000 are prohibited from participation (Plan membership), until they are at least age 21 and have a minimum of one year of vesting service. The period prior to an employee’s attainment of age 21 and completion of one year of Vesting Service is referred to as the “waiting period”. Employees who have not completed the waiting period are, however, immediately eligible as described below to make rollover contributions. The waiting period is defined to include a minimum of 1,000 Hours of Service in a “service year”. “Hours of Service” means the hours for which an employee is directly or indirectly paid, or entitled to payment, by a participating employer or a member of the Controlled Group for performing duties during the applicable service year and for reasons other than performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the employer, such hours to be credited and calculated in accordance with Department of Labor Reg. Sec. 2530.200b-2. No more than 501 Hours of Service will be credited to an employee on account of any single continuous period in which they perform no duties. Each hour shall be credited to the employee for the service year in which they performed the duties, regardless of when payment is made or due. Following the first “service year” the 1,000 hours of service determination will be based on a “Plan Year” as defined in Article XIX. Entry into the Plan will take place on the first of the month coincident with or next following the later of (1) the applicable “service year” or “Plan Year” in which the 1,000 hours of service are satisfied or, (2) the attainment of age 21. Waiting period time will not be forfeited for any employee who terminates employment with a participating employer or transfers within the Controlled Group. For a transferred employee to a participating employer from a Controlled Group employer that is not a participating employer in this Plan, the waiting period as defined above will include eligible service within the Controlled Group.

Effective January 1, 1998:

The Marathon Petroleum Thrift Plan will recognize a new hire’s previous Speedway LLC vesting service back to January 1, 1998, for purposes of eligibility and vesting.

The Marathon Petroleum Thrift Plan will recognize previous Marathon Petroleum Company LP vesting service for purposes of eligibility and vesting.

For new hires with service with an employer of the Controlled Group, other than described above, vesting service will be recognized for eligibility and vesting as presently defined in the Plan. For hires to MPC with service with an employer of the controlled group of Marathon Oil Corporation, their service with an employer of the controlled group of Marathon Oil Corporation through the Distribution Date, will count for vesting and eligibility under the Thrift Plan. For hires to MPC with service with an employer of the controlled group of Marathon Oil Corporation, their service with an employer of the controlled group of Marathon Oil Corporation after the Distribution Date will not count for vesting and eligibility under the Thrift Plan. For Delayed Transfer Employees, as defined in the Employee Matters Agreement, their service through the date of transfer will count for vesting and eligibility under the Thrift Plan.

For any new hires (non-transferees) to any participating employer with previous employment with USX Corporation (“USX”) and its wholly-owned subsidiaries, their service between March 11, 1982 and the December 31, 2001 effective date of the United States Steel Corporation (“U.S. Steel”) spin-off from USX will count for vesting and eligibility purposes. For these non-transferees, service with U.S. Steel on or after the December 31, 2001 effective date of the spin-off will not count for vesting and eligibility purposes under the Thrift Plan.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

III.	Joining the Plan

Membership in the Plan is entirely voluntary, and an employee may commence membership on the first of the month coincident with or next following the day they meet the eligibility requirements of Article II.

IV.	Classes of Membership

The manner in which a member is permitted to direct their account(s) depends on the class of membership to which the member belongs. These classes of membership are:

A.	Active Member: An eligible employee of Marathon Petroleum Company LP or another participating employer is an Active Member for any period during which the employee is receiving pay and has elected to make contributions to the Plan.

B.	Member with Account(s) in Suspense: A member who transfers at the request of their employer to a nonparticipating employer within the Controlled Group, who is on a leave of absence approved by the applicable employing member of the Controlled Group, or who has voluntarily suspended member contributions will have their account(s) held in suspense. Effective January 1, 1993, a Deferred Member who is subsequently rehired by a non-participating member of the Controlled Group will be considered a Member with Account(s) in Suspense. A member who transferred at the request of their employer to a nonparticipating employer within the Controlled Group before July 1, 2011 and whose balance under the Marathon Oil Company Thrift Plan was transferred to this Thrift Plan in connection with the spin-off of the Marathon Petroleum Corporation from Marathon Oil Corporation is also a Member with Account(s) in Suspense.

For each calendar year or years after January 1, 1994, any member who is a highly compensated employee, as defined in Code Section 414(q) and is a “substantial service employee”, as defined in regulations under Code Section 414(r), with respect to EMRO Marketing Company or its successor Speedway LLC or its subsidiaries, will be classified as a Member with Account(s) in Suspense.

Effective as of January 1, 2006, the definition of Member with Account(s) in Suspense includes an employee who was an Active Member but whose status is changed from a common law employee to a leased employee (as defined in Code Section 414(n)(3)(A) and (B) of a participating employer and/or a member of the Controlled Group.

Effective May 7, 1999, the definition of Member with Account(s) in Suspense includes all Scurlock Permian employees who on the closing date of the sale of Scurlock Permian (May 18, 1999) continue in employment with Scurlock Permian, the purchasing company or any affiliated company.

Former employees of participating employers in the Controlled Group who remain with an Affiliated Employer following the December 31, 2001 effective date of the U.S. Steel spin-off from USX, and any employee who transfers from a participating employer in the Controlled Group to an Affiliated Employer in the future, may make a direct plan transfer of their Thrift account(s) into any other tax qualified plan as permitted under the law or at their option take a complete withdrawal under the same provisions applicable to any termination of employment.

Former Marathon Petroleum Company LP employees who were included in the Minnesota Refining Division asset sale to Northern Tier Energy (“NTE”) may make a direct plan transfer of their Thrift account(s) into the NTE tax qualified savings plan administered by Fidelity Investments.

C.	Retired Member: Any member who retires, regardless of age, from a member of the Controlled Group, or who terminates employment from a member of the Controlled Group on or after age 50, with a vested Thrift account(s), is a Retired Member for purposes of this Plan until the entire balance of the member’s account(s) is distributed. A member who retired prior to July 1, 2011 from a member of the controlled group of Marathon Oil Corporation and whose balance under the Marathon Oil Company Thrift Plan was transferred to this Thrift Plan in connection with the spin-off of Marathon Petroleum Corporation from Marathon Oil Corporation is also a Retired Member. A Retired Member with a vested Thrift Plan balance of $5,000 or less may maintain an open Thrift account(s) until no later than 60 days after their retirement date.

D.	Non-employee Member: Non-employee Members include the following membership types:

1.	Deferred Member - A Deferred Member is any non-vested member who terminates employment or any vested member under the age of 50 who terminates employment from a member of the Controlled Group and maintains an open Thrift account. Deferred Members who have a vested Thrift Plan balance of $5,000 or less may maintain open Thrift accounts until no later than 60 days after their date of termination of employment. All other Deferred Members may maintain open Thrift accounts as described below. A member who terminated employment prior to July 1, 2011 from a member of the controlled group of Marathon Oil Corporation and whose balance under the Marathon Oil Company Thrift Plan was transferred to this Thrift Plan in connection with the spin-off of Marathon Petroleum Corporation from Marathon Oil Corporation is also a Deferred Member.

2.

Spouse Beneficiary Member - A Spouse Beneficiary Member is a beneficiary who was the spouse of an Active Member, Retired Member or a Member with Account(s) in Suspense at the time of such member’s death. An eligible spouse who has a Thrift Plan balance of $5,000 or less may defer final settlement of their Thrift account(s) until no later than 60 days after the close of the Plan Year during which they became a Spouse Beneficiary Member. All other Spouse Beneficiary Members may maintain open Thrift accounts for their lifetime, subject to the minimum distribution requirements of Code Section 401(a)(9).

3.	Beneficiary Member - Beneficiaries, including beneficiaries of Spouse Beneficiary Members (designated by the member or provided under the terms of this Plan), who have a Thrift Plan balance of $5,000 or less may defer final settlement of their account(s) until no later than 60 days after the close of the Plan Year during which they became a Beneficiary Member. All other Beneficiary Members may maintain open Thrift accounts until no later than the fifth anniversary of the date of the member’s death, subject to the minimum distribution requirements of Code Section 401(a)(9).

4.	Alternate Payee Member - An Alternate Payee Member is an individual who has become a member as the result of a Qualified Domestic Relations Order. An Alternate Payee Member with a Thrift Plan balance of $5,000 or less may maintain an open Thrift account(s) until no later than 60 days after becoming such a member.

Deferred Members and Alternate Payee Members, provided they have a vested Thrift Plan balance in excess of $5,000, may maintain open Thrift accounts until no later than the April 1 immediately following the calendar year in which such members attain age 70  1/2. Spouse Beneficiary Members with a vested Thrift Plan balance in excess of $5,000, may maintain open Thrift accounts for their lifetimes, subject to the minimum distribution requirements of Code Section 401(a)(9).

In addition, if the deceased member had begun distribution of their Thrift account(s) prior to death and was at least age 70  1/2, the remaining portion of their account(s) must be distributed to the Spouse Beneficiary Member or Beneficiary Member at least as rapidly as required under Code Section 401(a)(9) and the regulations thereunder.

For purposes of this Plan text, the word “member,” unless otherwise described, shall mean Active Members, Members with Account(s) in Suspense, Retired Members, and Non-employee Members.

Also for purposes of this Plan text, the term “party in interest” shall have the meaning given to that term by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

V.	Member Contributions

Member contributions and earnings thereon are nonforfeitable. A member may elect to change the rate of their contributions or to voluntarily suspend or resume their contributions at any time with each change becoming effective as soon as administratively possible after the Thrift Plan has been notified of the change by the recordkeeper.

The total amount of the contributions shall be transferred to the Trustee and credited to the member’s account(s) as soon as practicable.

Members may make the following types of contributions to the Plan:

A.	Pre-Tax Contributions - Each Active Member may elect to make Pre-Tax Contributions on a pre-tax basis of from 1% to 25% of gross pay. This election may be changed at any time, including automatically through a member’s election to participate in the Automatic Increase Program as specified in Article V.F. below.

Pre-Tax Contributions are subject to the provisions of Code Section 401(k). Highly Compensated Employees (as defined in Code Section 414(q)) are limited to a maximum of 12% in Pre-tax contributions.

Effective January 1, 1987, Pre-Tax Contributions may not exceed a maximum annual dollar limit pursuant to Code Section 402(g), as adjusted from time to time in accordance with the law.

B.	After-Tax Contributions - Active Members may elect to contribute from 1% to 18% of gross pay as After-Tax Contributions. This election may be changed at any time, including automatically through a member’s election to participate in the Automatic Increase Program as specified in Article V.F. below. After-Tax Contributions are subject to the provisions of Code Section 401(m).

C.	Roth Deferral Contributions - Each active Member may elect to make Roth Deferral Contribution from 1% to 25% of gross pay. This election may be changed at any time. Pre-Tax contributions and Roth Deferral Contributions combine cannot exceed 25% of gross pay (12% if a highly compensated employee). Also, the dollar amount of Pre-Tax and Roth Deferral Contributions combined may not exceed the maximum annual dollar limit pursuant to Code Section 402(g). See Appendix G for more details.

D.	Rollover Contributions or Direct Plan Transfer Contributions - Active Members, Members with Account(s) in Suspense, and Retired Members may make Rollover Contributions or Direct-Plan Transfer Contributions of qualified distributions from any tax-qualified plan or any conduit IRA. However, Roth Rollover Contributions will only be accepted from another tax-qualified plan. The Plan will not accept Rollover Contributions or Direct-Plan Transfer Contributions from a Code Section 403(a) plan or a non-conduit IRA.

Deferred Members and prior Deferred Members may also make Rollover Contributions, (but not Direct-Plan Transfer Contributions), from any of the above.

Individuals who are eligible to become Active Members, but have elected not to contribute to the Plan or have previously elected to withdraw their entire account balance are permitted to make rollover contributions to the Plan. The Plan may also accept Rollover Contributions from prior Members with Account(s) in Suspense and Retired Members who previously closed their Plan Account(s).

Subject to Plan Administrator approval, Spouse Beneficiary Members have the right to rollover distributions from qualified retirement plans sponsored by any employer whereby the Thrift Plan has recognized vesting time for previous service of the deceased member. This right is limited solely to Spouse Beneficiary Members as permitted by applicable laws and regulations.

Effective January 1, 2000, Rollover Contributions will be permitted from newly hired employees who would otherwise be eligible but who have not yet met the Thrift Plan’s requirements for membership. These new employees are allowed into the Plan as non-members solely for the purposes of making Rollover Contributions from eligible retirement plans, and changing investment options. A new employee, whether or not they would otherwise be a member of the Plan, may contribute a Rollover Contribution to the Trust by delivery of such contribution to the Trustee; provided that such employee submits written certification that such contribution qualifies as a Rollover Contribution. No other types of contributions are permitted by new employees until all eligibility requirements are satisfied under the terms of the Plan.

All such Rollover Contributions or Direct-Plan Transfer Contributions will be subject to the terms and guidelines as set forth by the Plan Administrator and may be made in lump sum cash, Marathon Petroleum Corporation Common Stock, Marathon Oil Corporation Common Stock and/or shares of eligible investment companies.

Rollover Contributions must be made by the member within 60 days after the member has received their distribution from the applicable eligible retirement plan.

E.	Limitation on Member Contributions

Subject to adjustments by the Plan Administrator to comply with the provisions of Code Section 401(k) and Code Section 401(m), an Active Member may make Pre-Tax Contributions, Roth Deferral Contributions and After-Tax Contributions as specified in Article V.A., V.B. and V.C. above.

Excess Pre-Tax Contributions, excess Roth Deferral Contributions, including any contributions to this Plan, or any other qualified plan maintained by an employer in the Controlled Group, that exceed the limit under Code Section 402(g), or excess After-Tax Contributions will not be permitted and, subject to appropriate adjustment for any gains or losses, will be returned to the affected member if they cannot be reallocated under one plan provided, however, that effective for Plan Years after 2007, no adjustment shall be made for gains or losses from the end of the Plan Year in which the excess Pre-Tax Contributions, Roth Deferral Contributions or After-Tax Contributions were contributed through the date of distribution of such excess Pre-Tax Contributions, Roth Deferral Contributions or After-Tax Contributions. Any references in this plan to the amount of excess Pre-Tax Contributions, Roth Deferral Contributions or After-Tax Contributions that are to be reallocated and/or distributed pursuant to this paragraph shall be interpreted to include the appropriate adjustment for gains and losses described above.

Any excess Pre-Tax Contributions and excess Roth Deferral Contributions will not be permitted and will first be transferred to the After-Tax Account, up to the limit specified in V.B. with any remaining balance to be included in the member’s paycheck. If it is not possible to return such excess to the member’s After-Tax Account or the member’s paycheck, a separate check in the amount of the excess, subject to appropriate adjustment for any gains or losses, will be issued to the affected member as permitted under the law; provided, however, that effective for Plan Years after 2007, no adjustment shall be made for gains or losses from the end of the Plan Year in which the excess contributions were contributed through the date of distribution of such excess contributions.

Pre-Tax Contributions and Roth Deferral Contributions must satisfy the Actual Deferral Percentage (“ADP”) test of Code Section 401(k), which is incorporated herein by reference. Effective January 1, 1987, After-Tax Contributions when combined with Company Contributions must satisfy the Actual Contribution Percentage (“ACP”) test of Code Section 401(m), which is incorporated herein by reference. The Plan elects to use the current year testing method for the ADP and ACP tests. Effective for Plan Years beginning after December 31, 2001, the multiple use test of Treasury Regulation Section 1.401(m)-2 shall not apply.

In the event that the ADP test is not satisfied, excess Pre-Tax contributions or excess Roth Deferral Contributions shall be distributed no later than the end of the Plan Year following the Plan Year in which the failure occurred. Excess Pre-Tax Contribution and excess Roth Deferral Contribution amounts shall be determined by ranking all highly compensated employees in descending order based on the amount of the sum of their Pre-Tax Contributions plus their Roth Deferral Contributions. Pre-Tax Contributions, or to the extent that sufficient Pre-Tax Contributions are not available, Roth Deferral Contributions of the highly compensated employee with the highest dollar amount of Pre-Tax Contributions plus Roth Deferral Contributions shall be reduced until the amount is equal to the sum of Pre-Tax

Contributions plus Roth Deferral Contributions of the highly compensated employee with the next highest dollar amount. This procedure is repeated until all excess Pre-Tax Contributions and excess Roth Deferral Contributions are identified and distributed from the Plan. In the event that more than one highly compensated employee has the same dollar amount of Pre-Tax Contributions plus Roth Deferral Contributions, then all shall have their Pre-Tax Contributions, or to the extent sufficient Pre-Tax Contributions are not available Roth Deferral Contributions, reduced equally. The procedure for eliminating excess contributions related to the ACP test is discussed in Article VI.

“Highly compensated employee” means an employee who was a 5% owner, as that term is defined in Code Section 416(i), either during the current Plan Year or the prior Plan Year. An employee is also a highly compensated employee if he or she had compensation in excess of $80,000 for the prior Plan Year. The $80,000 threshold shall be adjusted by the Secretary, pursuant to Section Code 415(d). For purposes of this definition, “compensation” means compensation as defined in Section 415(c)(3) of the Code.

“Gross pay” as used herein shall include pay for hours worked, pay for allowed hours, bonuses, Pay prior to military pay offset while on military leave, the special general asset payments made to new hires upon completion of one year of service (equal to 7% of compensation), the Marathon Petroleum Company LP Success Through People (STP) payouts, and other annual incentive compensation programs as may be established by Marathon Petroleum Company LP and other participating employers from time to time; however, bonuses, STP payouts, and other annual incentive compensation payouts paid after a member retires or terminates, signing bonuses, signing payments made on or after March 24, 2005, as a result of the collective bargaining process, travel pay or other similar special payments shall be excluded. Non-cash awards are also excluded from gross pay. Effective for military pay received on or after December 20, 2002, company pay prior to any offset for military pay while on military leave is included as gross pay for purposes of calculating employee contributions and the company match under the Thrift Plan. Effective May 1993, gross pay expressly excludes overseas premiums, temporary hardship allowances, and any other location premiums. Effective April 6, 2005, gross pay expressly excludes signing payments made as a result of the collective bargaining process. Effective January 1, 2006, gross pay expressly excludes signing bonuses. For purposes of this Plan, the amount of a member’s gross pay shall be calculated so as to include any amount of Pre-Tax contributions made by the member; any contributions made to the Contribution Conversion Plan (“CCP”) effective April 1, 1990, and effective January 1, 1997, any contributions to Health Care Spending Accounts and Dependent Care Spending Accounts. Effective January 1, 2011, lump sum vacation payments are excluded from the definition of

Gross Pay for terminations of employment or vacation payments made to active employees. Effective January 1, 1987, the maximum annual compensation recognized by the Plan for a member may not exceed the amount set forth under Code Section 401(a)(17), as adjusted from time to time in accordance with the law. Effective for Plan Years beginning after December 31, 1988 and before January 1, 1994, the Plan shall not take into consideration gross pay to the extent it exceeds $200,000 (as indexed under Code Section 415(d)). Effective for Plan Years beginning after January 1, 1994 and before January 1, 2002, the Plan shall not take into consideration gross pay to the extent it exceeds $150,000 (as indexed under Code Section 415(d)). Effective for Plan Years beginning after December 31, 2001, the Plan shall not take into consideration gross pay to the extent it exceeds $200,000 (as indexed under Code Section 415(d)). Gross pay means gross pay during the Plan Year or such other consecutive 12-month period over which gross pay is otherwise determined under the Plan (the “determination period”). Any adjustment in accordance with the law in effect for a calendar year applies to gross pay for the determination period that begins with or within such calendar year.

F.	Automatic Increase Program - Active Members may elect to enroll in a program that will automatically increase their rate of contributions on an annual basis. A member choosing to participate in the program must elect an increase amount, in whole percentages of gross pay only, and a date on which the increase is to be applied each year (for example, increase member contributions by 2% of gross pay each April 1). Subject to the Plan and statutory limits specified above, the increase will be applied to the member’s Pre-Tax election to the extent possible and then to the member’s After-Tax election. A member may voluntarily terminate their participation in this program at any time. All changes are effective as soon as administratively possible after the Thrift Plan has been notified of the change by the Recordkeeper.

G.	Catch-Up Contributions

All employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

Eligible members may elect to make catch-up contributions of from 1% to 20% of gross pay received from October 1, 2002 through December 31, 2003, subject to the provisions of Code Section 414(v). Eligible members may elect to make catch-up contributions of from 1% to 50% of gross pay received on or after January 1, 2004, subject to the provisions of Code Section 414(v). Prior to October 1, 2006, catch-up contributions shall be permitted only for a member who has elected to make Pre-Tax contributions of at least 6%, unless that member has already contributed the maximum allowable pursuant Code Section 402(g). Effective for pay received on and after October 1, 2006, catch-up contributions shall be permitted only for a member who has elected to make Pre-Tax contributions of at least 7%, unless that member has already contributed the maximum allowable pursuant Code Section 402(g). Effective March 1, 2011, members must specify whether their catch-up contributions will be Pre-Tax Catch-Up Contributions or Roth Deferral Catch-Up Contributions. Catch-Up contributions may not exceed a maximum annual dollar limit pursuant to Code Section 414(v), as adjusted from time to time in accordance with the law.

A participant’s catch-up contribution election will be honored only to the extent of the participant’s available take-home pay after taxes have been withheld and other deferrals, premiums, benefit related deductibles, and court-ordered deductions have been honored.

H.

Roth In Plan Conversion - a member may elect to “convert” all or a portion of their accounts within the Plan that are distributable and eligible for rollover to a Roth Conversion account that is also within the Plan. For an Active Member not yet age 59  1/2 or disabled, accounts that are distributable and eligible for rollover generally means their vested Company Matching, Rollover and/or After-Tax accounts. Amounts converted will be included in gross income as if distributed in the year of conversion (except for After-Tax Contributions which have previously been taxed).

VI.	Company Contributions

Subject to adjustments by the Plan Administrator under the provisions of Code Section 401(m) , the Company will, for any given pay period, match each member’s Pre-Tax, After-Tax, or Roth Deferral Contributions up to a maximum of 7% of gross pay received during the pay period, dollar for dollar, but only out of its accumulated earnings and profits. Effective for gross pay received on or after October 1, 2006, the maximum Company match is increased from 6% to 7% of gross pay. The intent is that the Company match is administered on a pay-by-pay basis and not on an annualized basis. The Company will not match Rollover Contributions, Direct-Plan Transfer Contributions, catch-up contributions or contributions made while a member has been suspended now or at any time in the future.

Effective January 1, 1987, Company Contributions when combined with After-Tax Contributions must satisfy the Actual Contribution Percentage test of Code Section 401(m), which is incorporated herein by reference. The Plan elects to use the current year testing method for the ACP tests.

In the event that the ACP test is not satisfied, any excess After-Tax employee contributions and Company Contributions (together referred to as “ACP test contributions”) shall be distributed no later than the end of the Plan Year following the Plan Year in which the failure occurred. Excess ACP test contribution amounts shall be determined by ranking all highly compensated employees in descending order based on the dollar amount of their ACP test contributions. ACP test contributions of the highly compensated employee with the highest dollar amount of ACP test contributions shall be reduced until the amount is equal to the ACP test contributions of the highly compensated employee with the next highest dollar amount. This procedure is repeated until all excess ACP test contributions are identified and distributed from the Plan. In the event that more than one highly compensated employee have the same dollar amount of ACP test contributions, then all highly compensated employees with the same dollar amount of ACP test contributions shall have their ACP test contributions reduced equally.

Effective as of January 1, 2006, the Company may make a Supplemental Contribution for such member and in such amount as the Company may determine for the purpose of satisfying the ADP test or the ACP test or for any other purpose. The Company shall indicate the nature of such Supplemental Contributions, and the contributions will be allocated to a separate Supplemental Contribution Account or to a separately allocated portion of another account under Section VIII. Notwithstanding anything in the Plan to the contrary, Supplemental Contributions and other contributions not constituting elective contributions shall be treated as elective contributions only if the requirements of Treas. Reg. Section 1.401(k)-1(c) and 1(d) are satisfied, and only if the contributions satisfy the requirements for qualified non-elective contributions, including the requirements that the contributions not be disproportionate as provided in Treas. Reg. Section 1.401(k)-2 (a)(6)(iv).

VII.	Maximum Contributions Limitation

The total annual addition to a member’s Thrift account(s) for any calendar year shall not exceed the lesser of $30,000 or 25% of the member’s compensation (actually paid to the member or includable in the member’s gross income in such year), except that such $30,000 shall be automatically increased as of January 1 of any calendar year to reflect any cost-of-living adjustment or other increase authorized by the Secretary of the Treasury or his delegate.

For limitation years beginning after December 31, 2001, the annual addition that may be contributed or allocated to a participant’s Thrift account(s) for any limitation year shall not exceed the lesser of:

(a) $40,000, as automatically increased as of January 1 of any calendar year to reflect any cost-of-living adjustment or other increase authorized by the Secretary of the Treasury or his delegate, or

(b) 100% of the participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition.

For purposes of the foregoing limitation, a member’s compensation shall include the member’s wages, salaries, fees for professional service, and other amounts received for personal services actually rendered in the course of employment with the Company or any of the members of the controlled group (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and elective deferrals under Code Sections 125, 132(f)(4), 401(k), 403(b) and 457. However, a member’s compensation shall exclude such items as employer contributions to a qualified plan of deferred compensation, income realized from the exercise of a non-qualified stock option, income realized from the disposition of stock acquired under an incentive stock option, and reimbursed deductible moving expenses. If as a result of an error in estimating a member’s annual compensation the annual additions to a member’s Thrift account(s) for any calendar year exceed this limit, the member’s contributions will be refunded to the extent necessary to eliminate the excess. Any gains attributable to the refunded member’s contributions will be considered as a contribution for the limitation year in which the refunded contribution was made.

Effective February 5, 1999, amounts contributed in excess of the participant’s annual Code Section 415(c)(1)(A) limitation ($30,000) including applicable earnings (calculated using the Plan’s Stable Value Fund rate) will be forfeited from the participant’s Company Matching Contributions account and placed in an unallocated suspense account. Amounts placed in the suspense account will be used immediately to reduce future Company contributions to the Plan. No additional Company contributions may be made to the Plan until the suspense account has been depleted.

Notwithstanding the foregoing, the otherwise permissible annual addition for any member under this Plan may be further reduced to the extent necessary, as determined by the Plan

Administrator, to prevent disqualification of the Plan under Code Section 415, which imposes limitations on the benefits payable to members who also may be participating in another tax-qualified pension, thrift savings, or employee stock ownership plan maintained by the Company or any of the members of the Controlled Group. Effective for limitation years on or after January 1, 2000, the combined plan limits of Code Section 415(e) shall no longer apply.

For purposes of this article the term “annual addition” means the sum of:

A.	Employer contributions (including Pre-Tax Contributions),

B.	All employee contributions (but excluding catch-up contributions), and

C.	Forfeitures.

VIII.	Accounting and Investment of Funds

Contributions to the Plan on or after January 1, 1987, shall be accounted for with a separate account maintained for each member to which contributions and earnings thereon will be credited so as to provide separate accounting and allocations of gains and losses for each member relative to the following accounts:

A.	Pre-Tax Account - This account contains all Pre-Tax Contributions (which may include Direct-Plan Transfer Contributions from a Code Section 401(k) account) and the related earnings.

B.	Pre-Tax Catch-Up Contribution Account - This account contains all Pre-Tax Catch-up Contributions made by eligible members on or after October 1, 2002, and the related earnings.

C.	After-Tax Account - This account contains (1) all post-1986 After-Tax Contributions (including the tax-paid employee contribution portion of the 1987 ESOP Direct-Plan Transfer Contributions and Retroactive After-Tax Contributions made after 1986) and (2) all pre-1987 tax-paid contributions plus the related earnings. A separate subaccount of this account contains the pre-1987 tax-paid contributions and the related earnings.

D.	Roth Deferral Contribution Account - This account contains Roth Deferral Contributions, which are described in Appendix G, and the related earnings.

E.	Rollover Account - This account contains monies contributed to the Plan as the result of a rollover from another tax-qualified plan or conduit IRA and the related earnings, except for Roth deferral amounts that have been rolled over from another tax-qualified plan.

F.	Company Matching Account - This account contains all Company Contributions and the related earnings.

G.	Roth Catch-Up Account - This account contains all Roth Catch-Up Contributions made by eligible members and the related earnings.

H.	Roth Rollover Account - This account contains Roth deferral amounts that have been rolled over from another tax-qualified plan and the related earnings.

I.	Roth In-Plan Conversion Account - This account contains amounts that have been converted pursuant to Section V.H. and the related earnings.

For purposes of this Plan text, the terms “account” or “account(s),” unless otherwise defined, shall mean each of the accounts listed above.

The rules that follow concerning the investment of funds apply to the Pre-Tax , Pre-Tax Catch-Up, After-Tax, Rollover Accounts, Roth Deferral Contribution Account, Roth Catch-Up Account, Roth Rollover Account and Roth In-Plan Conversion Account. A member’s investment option election for the After-Tax Account applies to both the After-Tax and the Company Matching Accounts. Monies may be invested in any active investment option in increments of 1%.

A.	Active Investment Options - A member may direct that amounts added to their account(s) be invested in the following active investment options:

•	Marathon Petroleum Corporation Common Stock - Investments in Marathon Petroleum Corporation Common Stock.

•

Eligible Investment Company Funds - Investments in eligible investment company funds are made through the purchase of their common shares. The term “eligible investment company fund” shall mean an investment company, fund, or trust approved by the Plan Administrator and the Trustee. A list of eligible investment company funds appears as Appendix C.

•

Stable Value Fund - Investments in the Stable Value Fund are primarily invested in “wrap contracts” issued by insurance companies and other financial institutions and fixed income securities. It also invests in money market funds to provide daily liquidity. Wrap contracts are purchased in conjunction with an investment by the Fund in fixed income securities, which may include, but is not limited to, U.S. Treasury and agency bonds, corporate bonds, mortgage-backed securities, commercial mortgage-backed securities, asset-backed securities, and bond funds.

The investment options available in the plan as listed in Appendix C are structured in four distinct groups or tiers: Tier 1 - Core Funds (designated as ERSIA Section 404(c) “Core” options), Tier 2 - Lifecycle Funds, Tier 3 - self-directed investments (brokerage accounts), and Tier 4 Funds - MPC Stock and frozen investment funds.

•	Frozen Investment Options - A member’s account(s) may also hold amounts in certain frozen investment options, to which no additional contributions may be directed. A list of the frozen investment options is included in Appendix C.

A member may change their investment option(s) at any time with each change becoming effective as soon as administratively possible.

Future investment elections made by a member will apply to all accounts (except rollover contributions and In-Plan conversions) a member contributes to and will also apply to the Company Matching contributions.

If a member has MRO stock as an investment election after June 30, 2011, the amounts added to their account(s) will default to MPC stock.

Dividends shall be invested as follows - All dividends and interest will be directed to the option which generated such dividend and interest even if the member is no longer contributing to that option except frozen MRO stock dividends which shall be reinvested according to the investment election in force at the time such dividend becomes payable.

Two levels of professionally managed account services and investment advice for Plan members are offered through Financial Engines. Investment advice is provided at no additional cost to members while members electing to utilize Account Management services will pay a management fee between 0.3% and 0.6% of assets, depending on the size of the account balance. The Company will pay for Investment Advice from Plan assets through the use of administrative credits which are provided through a contract with Fidelity.

The selection of an investment option is entirely the responsibility of each member. ERISA provides that participants in Section 404(c) plans are responsible for the outcome of their investment option decisions and fiduciaries may be relieved of liability for those member decisions. The Trustee, the Plan Administrator, the Plan’s recordkeeper, and the Company or any of its officers, supervisors, or employees are not authorized to advise any member as to the manner in which their account(s) shall be invested. The fact that an investment option is available to members under the Plan shall not be construed as a recommendation for the selection of that investment option, nor shall the designation of any investment option impose any liability on the Trustee, the Plan Administrator, the Plan’s recordkeeper, or the Company, its officers, supervisors, employees, or any member of the Plan.

The Plan Administrator may add, modify, or delete any investment option as they deem appropriate.

IX.	Transfers

A member may at any time direct the Trustee to sell any or all of the assets in the member’s Thrift account(s) in whole percents, units, or dollar increments and at the same time inform the

Trustee how to distribute the proceeds of such sale into investment options.

The member may direct the Trustee to execute investment Transfers at a frequency no greater than the periodicity of Transfers limit formally approved by the Plan Administrator. When the member directs the Trustee to buy or sell investments, the member will receive or pay the unit or share price when executed.

X.	Stock Options, Rights or Warrants

If any options, rights, or warrants are granted or issued with respect to shares of stock, the Trustee shall give the members for whom the stock is held a reasonable opportunity after notice to direct the Trustee to exercise the options, rights, or warrants. If no instructions are received from the member, the Trustee may sell the option, right, or warrant, or take such other action as the Trustee may deem necessary.

For an Active Member, any proceeds shall be credited to the member’s Thrift account(s) in the same manner as current contributions unless elected otherwise.

For all other members, any proceeds will be invested in the active investment option(s) to which their most recent contributions were directed, unless elected otherwise.

XI.	Vesting

A member is fully and immediately vested in their member contributions (including Pre-Tax Contributions).

Although Company Contributions are credited to the Company Matching Account and the member’s investment option election directs how Company Contributions are to be invested, the member cannot withdraw any Company Contributions or convert any Company Contributions to Roth In-Plan Conversion Amounts until a vested right is acquired in such contributions by the member. For employees hired on or after January 1, 1993, earnings on Company Contributions will vest in the same manner as provided under the Plan for Company Contributions as follows:

A member shall acquire a fully vested, nonforfeitable right to all the Company’s Contributions upon the earliest of the following:

A.	The member has performed an hour of service on or after January 1, 1989, and has completed five (5) years of service.

Effective January 1, 2002:

1.	The current 5 year vesting schedule for Company Contributions is replaced with a 3 year cliff vesting schedule.

2.	The new 3 year cliff vesting schedule will be used for Company Contributions made both before and after the January 1, 2002 effective date.

3.	The 3 year cliff vesting schedule will only apply to participants who complete one hour of service on or after January 1, 2002.

B.	Upon the attainment of the Plan’s normal retirement age (age 65).

C.	The member has retired under the Marathon Petroleum Retirement Plan as then in effect.

D.	The death of an Active Member or a Member with Account(s) in Suspense.

E.	In the event of the termination or partial termination of the Plan.

F.	Effective March 19, 1992, a member shall have a fully vested, nonforfeitable right to their Company Contributions if such member’s involuntary termination on or after July 1, 1992, but prior to January 1, 1994, is due to (a) a reduction in workforce; (b) the relocation of a Company facility or component within a Company facility; or (c) the closing or sale of a Company facility.

“Service,” for the purposes hereof, means the length of time in months during which: (1) a member either receives or is entitled to receive compensation from a participating employer and/or a member of the Controlled Group; (2) a member is laid off (if such lay off is for less than 12 consecutive months); (3) a member’s account(s) is held in suspense pursuant to a Complete Withdrawal under Article XIII hereof; or (4) a member was a “leased employee” as defined in Code Section 414(n) for a participating employer and/or a member of the Controlled Group. Twelve months of service shall constitute one year of service. Notwithstanding the above, a member shall be credited with a year of service if the member is compensated or entitled to compensation by a participating employer and/or a member of the controlled group for 1,000 hours in a “service year.” The first calendar year measurement period will be the calendar year which includes the first anniversary of the date the employee first performs an hour of service. For calculating vesting service after an employee’s first “service year” of employment, the period for further vesting service calculations is immediately changed to a “Plan Year” basis. Prior to October 1, 2002, for purposes of the 1000-hour test, actual hours worked shall be counted except in the following cases: for salaried, exempt employees 10 hours will be credited for each day worked. A member shall be credited with 190 hours for each month during which the member is on an approved leave of absence from a participating employer or a member of the Controlled Group.

Effective October 1, 2002, for purposes of the 1,000-hour test, the Thrift Plan provides as follows, strictly for the purpose of processing work hours for Plan vesting and eligibility, use of the equivalency rule:

The equivalency rule shall be: 45 hours for a weekly payroll, and 90 hours for a bi-weekly payroll. All work hours processed on or after October 1, 2002, shall be associated with the month of the pay period begin date.

For a non-exempt employee, when payroll wages and hours are received and the employee is not on a leave, actual hours shall be used. If a non-exempt employee is on an accepted leave status covered under the terms of the Plan, their hours are determined by the equivalency rule.

For an exempt employee, if the employee receives any payroll wages, their hours are determined by the equivalency rule. If the employee is on an accepted leave status covered under the terms of the Plan, their hours are determined by the equivalency rule.

Effective January 1, 1998, the Marathon Petroleum Thrift Plan will recognize a new hire’s previous Speedway LLC vesting service back to January 1, 1998, for purposes of eligibility and vesting.

The Marathon Petroleum Thrift Plan will recognize previous Marathon Petroleum Company LP vesting service for purposes of eligibility and vesting.

For new hires with service with an employer of the Controlled Group, other than described above, vesting service will be recognized for eligibility and vesting as presently defined in the Plan. For hires to MPC with service with an employer of the controlled group of Marathon Oil Corporation, their service with an employer of the controlled group of Marathon Oil Corporation through the Distribution Date, will count for vesting and eligibility under the Thrift Plan. For hires to MPC with service with an employer of the controlled group of Marathon Oil Corporation, their service with an employer of the controlled group of Marathon Oil Corporation after the Distribution Date will not count for vesting and eligibility under the Thrift Plan. For Delayed Transfer Employees, as defined in the Employee Matters Agreement, their service through the date of transfer will count for vesting and eligibility under the Thrift Plan.

For any new hires (non-transferees) to any participating employer with previous employment with USX or U.S. Steel and the wholly-owned subsidiaries of USX Corporation, their service between March 11, 1982 and the December 31, 2001 effective date of the U.S. Steel spin-off from USX will count for vesting and eligibility purposes. For these non-transferees, service with United States Steel Corporation on or after the December 31, 2001 effective date of the spin-off will not count for vesting and eligibility purposes under the Thrift Plan.

If a former employee of a participating employer is hired (for reasons other than a transfer) by a nonparticipating member of the Controlled Group, or a former employee of a member of the Controlled Group is hired (for reasons other than a transfer) by a participating employer, vesting service time within the Controlled Group shall be recognized for purposes of vesting service under this Plan provided that such vesting service is attributable to time while the employer(s)

was a member of the Controlled Group.

If a former member or Retired Member is subsequently reemployed by a participating employer, all prior service which has been credited for vesting purposes hereunder shall be reinstated.

Members who were employed by an employer at the time such employer was acquired by the Company or another member of the Controlled Group may, with the approval of the Marathon Petroleum Corporation’s Board of Directors or any committee, for example, the Marathon Petroleum Corporation Salary and Benefits Committee, to which the Board has specifically delegated its authority, be entitled to additional vesting service based on employment with the acquired employer. Appendix B outlines the additional vesting service which has been approved.

XII.	Change of Control Provisions

Employees who are terminated within 24 months of a Change of Control (defined below) will become immediately vested in the Marathon Petroleum Thrift Plan. Following is the definition of Change of Control:

(a)	For purposes of administering the Change of Control Provisions, a “Change in Control of the Corporation” and “Change in Control” shall mean a change in control of Marathon Petroleum Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(i)

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding voting securities; provided, however, that for purposes of this Agreement the term “Person” shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided, further, however, that for purposes of this paragraph (i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below); or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an “Excluded Transaction”) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation’s assets.

(b)	Notwithstanding anything to the contrary herein, the tax-free spin-off of the steel and steel-related businesses of the Corporation into a freestanding, publicly traded company and retention of the energy and energy-related businesses (the “Restructuring”) shall not constitute a Change in Control.

(c)	The tax-free spin-off of Marathon Petroleum Corporation into a freestanding, publicly traded company shall not constitute a Change in Control.

The provisions of this Article XII shall be applicable only to non-officer Regular Full-time and Regular Part-time employees.

XIII.	In-Service Withdrawals

Effective January 1, 1997, Active Members, provided they are not a 5% owner of the business, may elect to defer the commencement of benefits until no later than the April 1 immediately following the calendar year in which they retire. Active members presently over age 70  1/2 and receiving distributions under the Thrift Plan may elect to suspend such payments until they actually retire.

Active Members who are 5% owners of the business may elect to defer commencement of benefits until no later than the April 1 immediately following the calendar years in which such members attain age 70  1/2.

With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) as described in Appendix E.

A participant who receives a distribution of elective deferrals after December 31, 2001 from another 401(k) plan maintained by a member of the Controlled Group, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of members of the Controlled Group for 6 months after receipt of the distribution. A participant who received a distribution of elective deferrals in calendar year 2001 from another 401(k) plan maintained by any member of the Controlled Group on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of members of the controlled group for 6 months after receipt of the distribution or until January 1, 2002, if later.

A.	In-Service Withdrawal of a Portion of Thrift Balance

An Active Member or a Member with Account(s) in Suspense is eligible to withdraw a portion of their After-Tax, Rollover or Company Matching Accounts without losing such other rights as the member may have in the balance of their accounts, subject to the provisions outlined below.

An Active Member or Member with Account(s) in Suspense who has attained age 59  1/2 is also eligible to withdraw a portion of their Pre-Tax, Roth Deferral, Pre-Tax Catch-Up and Roth Catch-UP Accounts without losing such other rights as the member may have in the balance of their accounts, subject to the provisions outlined below.

In-Service Withdrawals are limited to a maximum of four (4) in a Plan year.

No In-Service Withdrawal of less than $100 will be permitted. However, if a vested or non-vested member makes an In-Service Withdrawal which reduces the total balance in the member’s Thrift account(s) to an amount which is less than the last 24 months of matched employee and company contributions remaining in the member’s Thrift account(s), then the member will be subject to a suspension penalty. The suspension penalty requires that matching Company Contributions will cease on the day of the withdrawal and will resume on the first day of the month following the six-month anniversary of the withdrawal. During the suspension period, the member may make Pre-Tax Contributions, Pre-Tax Catch-Up Contributions, After-Tax Contributions, Roth Deferral Contributions, Roth Catch-Up Contributions, Rollover Contributions, Roth Rollover Contributions and Direct-Plan Transfer Contributions; however, no matching Company Contributions will be made on behalf of the member.

Effective September 11, 1991, for members who:

1.	have transferred to the Company from another company within the Controlled Group,

2.	have participated in a defined contribution plan maintained by the transferor company (“transferor plan”), and

3.	have made a Direct-Plan Transfer to the Thrift Plan of their entire vested account under the transferor plan,

if adequate information is available as to the amount and time of contribution, contributions which the member had made to the transferor plan will be recognized to determine whether the suspension penalty applies. If adequate information is not available, such contributions may not be recognized and therefore the member will be subject to the suspension penalty.

Notwithstanding the foregoing, Non-employee Members will be permitted to make a one-time withdrawal to pay off outstanding Thrift Plan loans. This one-time withdrawal must occur within 60 days of the date of becoming a Non-employee Member. Effective April 19, 1995, an Alternate Payee Member may also take a one-time withdrawal within 90 days of the date a respective QDRO is determined to be qualified.

Account and Investment Withdrawal Order for In-Service Withdrawals

Unless elected otherwise by the member, the order in which funds from the Plan are withdrawn is as follows, with the type of account taking precedence over the type of investment:

•	Account:

1.	Pre-1987 tax-paid employee contributions in the After-Tax Account

2.	All remaining funds in the After-Tax Account

3.	Rollover Account - After-Tax

4.	Rollover Account - Pre-Tax

5.	Company Matching Account

6.	Pre-Tax Account (to the extent permitted by the Plan and by law)

7.	Pre-Tax Catch-Up Contribution Account

8.	Roth Deferral Contribution Account

9.	Roth Catch-Up Contribution Account

10.	Roth In-Plan Conversion Account

11.	Roth Rollover Contribution Account

•	Investments:

1.	Stable Value Fund

2.	Mutual Funds as listed in Appendix D

3.	Marathon Oil Corporation Stock

4.	Marathon Petroleum Corporation Stock

The member may elect a different order from the one given above provided that all pre-1987 tax-paid employee contributions must be distributed before any funds from the Company Matching and Rollover Accounts may be withdrawn.

B.	In-Service Withdrawal of Entire Thrift Balance

An Active Member or a Member with Account(s) in Suspense may request an In-Service Withdrawal of their entire Thrift Plan balance. The amount available for this withdrawal depends on the member’s age, disability status, vested status, and employment date as follows:

Vested members - A vested member who has not attained age 59  1/2 will receive the value of their After-Tax, Rollover, Roth Rollover and Company Matching Accounts. A vested member who has attained age 59  1/2 or who is disabled (as defined below) will receive the value of their above mentioned accounts plus the value of their Pre-Tax, Pre-Tax Catch-Up, Roth Deferral and Roth Catch-Up Contribution Accounts as well as the value of their Roth In Plan Conversion Account.

Non-vested members - A non-vested member who has not attained age 59  1/2 and who is not disabled will receive the value of their After-Tax and Rollover Accounts, excluding their Roth Rollover Account. A non-vested member who has attained age 59  1/2 or who is disabled will also receive the value of their Pre-Tax, Pre-Tax Catch-Up Contribution, Roth Rollover, Roth Deferral Contribution and Roth Catch-Up Accounts.

For purposes of this Plan, members will be considered “disabled” if either:

1.	they have been disabled for at least two (2) years, and are wholly and continuously disabled to the extent that they are unable to engage in any occupation or perform any work for gainful compensation or profit for which they are, or may become, reasonably qualified by education, training, or experience, or

2.	they can provide proof of a Social Security determination of disability.

C.	Deemed Severance from Employment due to Military Service

Effective January 1, 2009, a member shall be treated as severed from employment for purposes of Code Section 401(k)(2)(B)(i)(I) during any period when the member is performing service in the uniformed service described in Code Section 3401(h)(2)(A). However, a member who obtains a distribution by reason of service in the uniformed service for more than 30 days may not make any elective deferrals or employee contributions to the Plan during the six-month period beginning on the date of such distribution (the “suspension period”).

Reinstatements - Except as otherwise provided in Article XVII, any Company Contributions and earnings thereon forfeited upon an In-Service Withdrawal will be used to reduce the Company’s subsequent contributions to the Plan. However, the forfeited Company Contributions and earnings thereon attributable to a given In-Service Withdrawal shall be reinstated if, within five (5) years after the date of the withdrawal, the member repays an amount equal to the lesser of: (1) the Company Contributions and earnings credited to their Company Matching Account for the preceding 24 months in which they contributed to the Plan prior to the In-Service Withdrawal, or (2) the amount of the In-Service Withdrawal. An Active Member is not eligible for reinstating contributions during such member’s suspension period under the Plan. The maximum an Active Member may repay is their After-Tax Contributions, and, if applicable, Pre-Tax Contributions, the total of which must not exceed the amount of their previous In-Service Withdrawal. Reinstated contributions by an eligible member are deposited into the After-Tax Account. If contributions are attributable to Pre-1987 tax-paid employee contributions in the After-Tax Account, such contributions are deposited into the pre-1987 subaccount which is a part of the After-Tax Account.

Re-Entry into Plan - Any former member, after having taken an In-Service Withdrawal of their entire Thrift Plan balance, may re-enter the Plan immediately but will not be permitted to receive any matching Company Contributions until their suspension period has passed. During the suspension period unmatched contributions will be permitted. The suspension time will count as “service” toward vesting under the three (3) years of service vesting provision.

For purposes of Article XIII, withdrawals made prior to the Distribution Date, from the predecessor Plan, the Marathon Oil Company Thrift Plan, are deemed to have been made under the terms of the Plan, the Marathon Petroleum Thrift Plan.

XIV.	Withdrawals After Separation From Service

Company Contributions are forfeited for non-vested members on the earlier of a complete In-Service Withdrawal or five (5) years after the date when a member is no longer an Active Member or a Member with Account(s) in Suspense. Vested members entitled to receive their entire vested balance in all accounts when the member is no longer an Active Member or a Member with Account(s) in Suspense.

The following members may elect to defer the commencement of benefits until no later than the

April 1 immediately following the calendar year in which such members attain age 70  1/2:

A.	Retired Members with a vested Thrift Plan balance in excess of $5,000,

B.	Members with Account(s) in Suspense and;

C.	Non-employee Members (other than Non-employee Members with a vested Thrift Plan balance of $5,000 or less, Beneficiary Members, and Spouse Beneficiary Members with a vested Thrift Plan balance in excess of $5,000).

Spouse Beneficiary Members with a Thrift Plan balance in excess of $5,000 may maintain an open Thrift Plan account(s) for their lifetime, subject to the minimum distribution requirements of Code Section 401(a)(9). Spouse Beneficiary Members with a Thrift Plan balance of $5,000 or less must commence their final settlement no later than 60 days after the close of the Plan Year during which they become a Spouse Beneficiary Member. Beneficiary Members may maintain an open Thrift account(s) until no later than the fifth anniversary of the date of the member’s death.

All other Non-employee Members (including Beneficiary Members) with a vested Thrift Plan balance of $5,000 or less must commence their final settlement no later than 60 days from the date of becoming such members unless, in the case of an Alternate Payee Member, the distribution of any part of such Thrift Plan balance is then not permitted under Code Section 401(k).

However, the member or, if applicable, the beneficiary or beneficiaries, may request earlier payment of benefits, in which case payment shall commence as soon as practicable after the member has filed a written notice of such election with the Plan Administrator.

Effective January 1, 2002, account balances attributable to rollover contributions (and earnings allocable thereto), are excluded in determining a member’s eligibility to receive a $5,000 de minimus distribution. If the value of the member’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the member’s entire nonforfeitable account balance, subject to the requirements of Code Section 401(a)(31)(B).

Withdrawal rights after separation from service are as follows:

A.

A Retired Member, Spouse Beneficiary Member, or Beneficiary Member may withdraw during any year all or any portion of the remaining balance in their account(s), provided that no withdrawal of less than $500 may be made unless it constitutes the entire remaining balance. Such withdrawals, however, are limited to a maximum of four (4) in a Plan Year. Effective October 12, 2002, for the remainder of 2002 only, up to five (5) retired member withdrawals were allowed. The Retired Member, Spouse Beneficiary Member, or

Beneficiary Member may elect the order of distribution under Article XIII or a different order, provided that pre-1987 tax-paid employee contributions in the After-Tax Account must be withdrawn before funds from the Company Matching, Rollover, Pre-Tax, Pre-Tax Catch-Up and Roth Accounts may be withdrawn.

B.	A Member with Account(s) in Suspense may take In-Service Withdrawals as defined under Article XIII of this Plan.

C.	A Non-employee Member may make: (1) a one-time In-Service Withdrawal pursuant to Article XIII to pay off an outstanding Thrift Plan loan(s), (2) one additional withdrawal within 30 days of becoming an Non-employee Member if he or she was terminated due to the reduction in force during July 1, 1992, through June 30, 1993, and (3) an In-Service Withdrawal of their entire Plan balance. It is provided, however, that an Alternate Payee Member may take a complete distribution of Pre-Tax monies at any time if provided by their Qualified Domestic Relations Order. A Spouse Beneficiary Member or Beneficiary Member may make withdrawals as defined for a Retired Member in paragraph A above.

With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) as described in Appendix E.

Reinstatements - Except as otherwise provided in Article XVII, any Company Contributions and earnings thereon forfeited by a member’s termination of employment prior to vesting will be used to reduce the Company’s subsequent contributions to the Plan. However, the forfeited Company Contributions and earnings thereon attributable to the member’s termination of employment prior to vesting shall be reinstated if the member is rehired by a participating employer, and, within five (5) years after the date of rehire, repays an amount equal to the lesser of: (1) the Company Contributions and earnings thereon credited to their Company Matching Account for the last 24 months in which they contributed to the Plan, or (2) the amount of the Plan distribution received upon termination of employment. The maximum an Active Member may repay is their After-Tax Contributions, and, if applicable, Pre-Tax and Roth Deferral Contributions, the total of which must not exceed the amount of their previous total distribution. Reinstated contributions by an eligible rehired employee are deposited into the After-Tax Account (if attributable to pre-1987 tax-paid employee contributions in the After-Tax Account, such contributions are credited to the pre-1987 subaccount). In any case, the rehired employee shall have reinstated towards vesting the total number of months for which contributions were matched prior to the member’s complete withdrawal.

Notwithstanding the foregoing, a Deferred Member who is reemployed by the Company or any member of the Controlled Group will have non-vested forfeited Company Contributions automatically reinstated into the Company Matching Account by the Company as of the date of reemployment provided that such reemployment date occurs within five (5) years of the date of such member’s last termination of employment from an employer within the Controlled Group. All automatic reinstatements will be invested in accordance with the member’s direction. A Deferred Member who is reemployed by the Company or any member of the Controlled Group will have reinstated towards vesting the total number of months recognized for vesting under Article XI immediately prior to such member’s last termination of employment from an employer within the Controlled Group.

For the purposes of this reinstatement provision, a Deferred Member who was a non-vested member with a Thrift Plan balance in excess of $5,000 at the time of termination of employment and who has maintained an open Thrift account(s) through the date of reemployment, if any, by the Company or any member of the Controlled Group occurring within five (5) years of the last termination of employment from the Controlled Group, shall be deemed to have taken a distribution of the balance in such account(s) upon termination of employment, and to have repaid the amount of that distribution on the date of reemployment.

Rollover Contributions or Direct-Plan Transfer Contributions may be recognized as contributions for purposes of satisfying the reinstatement provisions, provided such contributions are made within five (5) years after the date of last termination from a member of the controlled group.

Re-Entry into Plan - A former member who is rehired is eligible to become a member of the Plan immediately so long as they meet the eligibility provisions of the Plan. However, if a former member is rehired within six (6) months from the date of their final settlement, such member will be permitted to make After-Tax, Pre-Tax, Roth Deferral and Catch-Up Contributions; however, such member will not receive matching Company Contributions for a period of six (6) months from the date of final settlement, which is the “suspension period”. During the suspension period, unmatched Pre-Tax, unmatched Roth Deferral and unmatched After-Tax Contributions will be permitted. Catch-Up Contributions will also be permitted. The suspension period will only count as “service” toward vesting under the three (3) years of service vesting provision.

For purposes of Article XIV, withdrawals made prior to the Distribution Date, from the predecessor Plan, the Marathon Oil Company Thrift Plan, are deemed to have been made under the terms of the Plan, the Marathon Petroleum Thrift Plan.

XV.	Settlement Options

Unless the member elects otherwise and except as provided below, distribution of their account(s) will be made in a single sum payment, in either cash or in securities, plus any cash balance to which the member is entitled. All distributions made by the Plan will satisfy the minimum distribution requirements of Code Section 401(a)(9).

With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) as described in Appendix E.

Effective for distributions after December 31, 2001, a member’s elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the member’s severance from employment, regardless of when the severance from employment occurred. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

For distributions made on or after January 1, 1993: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Code Section 401(a)(31)(B), if the member does not elect to have such distribution paid directly to an eligible retirement plan specified by the member in a direct rollover or to receive the distribution directly in accordance with Code Section 401(a)(31)(B), then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

For distributions made on or after August 7, 2007: Notwithstanding any provision of the Plan to the contrary, a direct rollover may be made by the Plan to a Non-spouse Beneficiary who is a designated beneficiary under the Plan; provided that the amounts distributed are transferred in a direct rollover that satisfies all of the requirements of an eligible rollover distribution other than the requirement that the distribution be made to a distributee as defined below and that meet the requirements of Code Section 402(c)(11). Distributions made prior to January 1, 2010 are not subject to the direct rollover requirements of Code Section 401(a)(31).

Definitions

Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only (1) to an individual retirement account or annuity described in Code Section 408(a) or (b), or (2) to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) or (3) effective January 1, 2007 to a qualified plan described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. For distributions made after 2007, an eligible retirement plan shall also mean a Roth individual retirement account under Code Section 408A(b). The applicable definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Retired Members of any age, Active Members age 70  1/2 and over, and effective January 1, 2005, Spouse Beneficiary Members may elect a third settlement option, the Installment Option. Under this Option, the balance of the funds in a member’s account(s) will be distributed in not less than three annual (six semi-annual or 36 monthly) installments and not more than the number of annual installments (or the number of monthly or semi-annual installments) which is equal to the actuarial life expectancy of the member at the time of commencement of benefits under the Installment Option. After benefits commence under the Installment Option, the member may elect to discontinue receiving further installments at any time, subject, however, to the minimum distribution requirements under Code Section 401(a)(9). A Retired Member and a Spouse Beneficiary Member may be permitted to take a Retired Member Withdrawal and an Active Member age 70  1/2 and over may be permitted to take an in-service withdrawal during the payout period of the Installment Option. If a member dies during the payout period under the Installment Option, the installment payments will cease and any further benefits with respect to the member’s account(s) will be payable pursuant to the provisions of Article XVI. Members may elect annual or semi-annual installments to be paid in cash and/or securities. Monthly installments may only be paid in cash.

For installments, the Retired Member, the Active Member age 70  1/2 and over, or the Spouse Beneficiary Member may elect to receive either annual, or effective November 6, 1991, semi-annual, or effective January 1, 1993, monthly installments. If monthly or semi-annual installments are elected, the annual installment amount as elected by the member or determined under Code Section 401(a)(9) will be distributed as follows:

For Semi-Annual Installments:

1.	50% on the installment date within the first six months of the calendar year, and

2.	50% on the six-month anniversary of the installment date.

For Monthly Installments:

The annual installment amount will be divided by twelve (12) and distributed once per month.

Members commencing installments prior to April 1, 2002 could elect the order of distribution from: (1) the After-Tax Account, (2) the Rollover Account, (3) the Company Matching Account, or (4) the Pre-Tax Account, provided that pre-1987 Tax-Paid Credit Balance (TPCB) amounts and Tax-Paid Loan Balance (TPLB) amounts from the After-Tax Account were withdrawn before monies were distributed from the Rollover Account, the Company Matching Account, or the Pre-Tax Account. For any given installment distribution, one account must be depleted before distributions from another account may begin.

Effective April 1, 2002, any new installment elections or changes to current elections result in proceeds being redeemed in the order described in the “In-Service Withdrawal of a Portion of Thrift Balance” section, with the type of account taking precedence over the type of investment.

For minimum required distribution withdrawals for retirees, these required withdrawals will also be distributed in the order defined by the Plan default. For retiree member withdrawals taken after any minimum distribution requirements have been satisfied, the member can continue to elect the order of distribution.

Plan balances of members, other than Active Members and Members with Account(s) in Suspense, will be distributed to such members in the form of a lump sum in cash without their consent if their Plan balances have a value equal to $5,000 or less. The above $5,000 amount will be determined immediately after the forfeiture of any non-vested Company Contributions. Effective January 1, 2002, account balances attributable to rollover contributions (and earnings allocable thereto), are excluded in determining a participant’s eligibility to receive a $5,000 de minimis distribution.

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Code Section 401(a)(31)(B), if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with Code Section 401(a)(31)(B), then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) of the Internal Revenue Code as described in Appendix E.

XVI.	Beneficiary

Each member shall designate a beneficiary or beneficiaries, subject to any requirements established by the Plan Administrator, and may change this designation at any time.

If a married member has a beneficiary designation which results in the member’s spouse not being the member’s sole beneficiary, such designation must be consented to by the spouse in writing on forms approved by the Plan Administrator and witnessed by a notary public.

The Plan shall only recognize beneficiary designations submitted to the Plan on forms approved by the Plan Administrator. Any beneficiary designation shall be effective only after it is received and accepted by the Plan Administrator, and the Plan’s procedure for determining a beneficiary shall be controlling over any disposition by will or otherwise.

In the event a beneficiary designation is not completed, the default is to apply the Marathon Oil Company Thrift Plan designation in effect on the Distribution Date. For Delayed Transfer Employees, the beneficiary designation will default to the Marathon Oil Company Thrift Plan designation in effect on the date of transfer.

Subject to the $5,000 involuntary lump sum cash-out provisions of the Plan, a beneficiary, in the event of the member’s death, may receive funds from the Plan in cash and/or securities commencing to the terms of Article XIV.

If settlement of the member’s account(s) pursuant to Article XV of the Plan has commenced before the member’s death, the remaining balance of the member’s benefit will be distributed to the designated beneficiary or beneficiaries at least as rapidly as required under Code Section 401(a)(9) and the regulations thereunder.

Notwithstanding the foregoing, and subject to the $5,000 involuntary lump sum cash-out provisions of the Plan, if the Rollover Account of a married member contains amounts directly transferred pursuant to Article XXIII hereof from a qualified defined benefit plan or a qualified individual account plan which is subject to the minimum funding rules of Code Section 412, the member’s account(s) will be distributed upon the member’s death in the form of a life annuity to the member’s spouse, unless the member elects otherwise with the spouse’s consent. The consent of the spouse must be in writing and witnessed by a Plan representative (as designated by the Plan Administrator) or Notary Public. The Plan Administrator shall notify the member of their right to elect to have their account(s) distributed upon the member’s death in a form other than a life annuity to the member’s spouse.

Effective for deaths occurring on or after January 1, 2007, the beneficiary of a member who dies while in active military service shall be eligible to receive survivor benefits under the Plan as if the member had returned to work on the date before the member’s death.

If a member dies without a valid beneficiary designation, the member’s account(s) will be paid to the person or persons comprising the first surviving class of the classes listed in order below and such person or persons will receive the funds in a single sum. The eligible classes are set forth below:

A.	The member’s surviving spouse

B.	The member’s surviving children (either natural born or adopted through a final adoption order issued by a court of competent jurisdiction prior to the member’s death) but specifically excluding step-children.

C.	The member’s surviving parents

D.	The member’s surviving brothers and sisters

E.	The executor or administrator of the member’s estate

XVII.	Loans and Assignability

Except as specifically provided herein, no right or interest of any member in the Plan or in their account(s) shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy unless otherwise required by the Code or the regulations thereunder, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any member in the Plan or in their account(s) shall be liable for, or subject to any obligation or liability of such member; and the Trustee shall not loan any funds or securities of this Plan.

Notwithstanding the foregoing, the Plan Administrator shall: (1) authorize the assignment and distribution of all or a portion of a member’s account(s) in accordance with a Qualified Domestic Relations Order as defined in Code Section 414(p), (2) establish procedures for the review of domestic relations orders and Qualified Domestic Relations Orders, and (3) establish a loan policy whereby, upon proper application by a member, the Plan Administrator shall direct the Trustee to make loans to members, provided that such loans:

A.	Are made available to all Plan members, other than Non-employee Members who are not parties in interest (to the extent permitted by ERISA or applicable Department of Labor regulations), on a uniform, nondiscriminatory basis;

B.	Bear a reasonable rate of interest; and

C.	Are adequately secured.

Each loan shall be evidenced by a member’s promissory note for the amount of the loan including interest, payable to the order of the Trustee, and secured by collateral consisting of the assignment of the member’s account(s) as provided in the loan rules.

All loans granted hereunder shall be subject to the application of the rules established by the Plan Administrator including, but not limited to, provisions relating to the application, repayment and renewal thereof. Such rules form a part of the Plan and are set forth in Appendix F, entitled “Rules Governing the Making of Individual Account Loans.” The Plan Administrator is specifically authorized to amend such rules from time to time. Further, to the extent that such rules conflict with any other portion of the Plan, such rules shall control.

In the event that there is an actual loss realized by the Plan as a result of the inability to collect from a member whose loan is in default, such loss shall be indemnified by the application of any forfeited employer contributions occurring in the year the loss is realized by the Plan. In the event forfeited employer contributions are insufficient to satisfy the loss, such loss may be allocated on an equitable basis among all Plan Participants to the extent permitted under applicable state and federal laws and regulations in existence at such time.

Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

XVIII.	Trustee

The Company and Fidelity Management Trust Company (Fidelity) have entered into a Trust Agreement pursuant to which Fidelity is to act as Trustee under this Plan. The Company may, from time to time, enter into further agreements with the Trustee or other parties, and make amendments to the Trust Agreement or further agreements as it may deem necessary or desirable to carry out the Plan. The Company may also designate additional or successor trustees. The Trustee shall have the voting rights with respect to all shares held pursuant to this Plan, and may vote the shares itself or by proxy to the extent permitted by law. The Trustee, itself or by proxy, shall, however, vote shares of Common Stock of Marathon Petroleum Corporation and Marathon Oil Corporation in accordance with the directions, if any, of the members for whom the stock is held.

The Trustee may purchase Common Stock of Marathon Petroleum Corporation on the open market or directly from Marathon Petroleum Corporation, out of authorized and unissued shares or Treasury shares, at the current market price thereof. The Trustee may sell the Common Stock of Marathon Petroleum Corporation on the open market or directly to Marathon Petroleum Corporation, at the current market price thereof.

The Trustee shall be the named fiduciary with respect to the control or management of the assets of the Plan. The Trustee may appoint an investment manager for purposes of the management of all or a portion of the trust assets. An investment manager who is appointed by the Trustee must evidence to the Trustee that it satisfies the eligibility requirements to be an investment manager under ERISA, must accept the appointment in writing, and must acknowledge, in writing, that it is a fiduciary with respect to the Plan. The Trustee may also remove an investment manager who was previously appointed.

XIX.	Plan Year

For the purpose of this Plan, a Plan Year shall be defined as the period from January 1 of any calendar year through December 31 of the same year.

XX.	Claims Procedures

Claims for benefits under the Plan shall be filed with the Plan Administrator or recordkeeper of the Plan. Written notice of the disposition of a claim shall be furnished the claimant within 60 days after the claim is filed. In the event the claim is wholly or partially denied, the reasons for the denial shall be specifically set forth in writing, and:

A.	Pertinent provisions of the Plan shall be cited;

B.	A description of any additional material or information necessary for the claimant to request a review of the claim and an explanation of why such material or information is necessary will be provided; and

C.	An explanation as to how the claimant can request a review of the claim will be given.

Any claimant or the claimant’s duly authorized representative, who after being denied a claim for benefits in whole or in part, may request a review by the Plan Administrator by filing with or mailing to the Plan Administrator within 65 days after the notice of denial has been received by the claimant, a written request for such review. The claimant or duly authorized representative may review pertinent documents and submit issues and comments in writing within the same 65-day period. The Plan Administrator shall make a full and fair review and the claimant shall be given written notice of the decision within 60 days after receipt of such request. The written notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

XXI.	Administration of the Plan

The Company has appointed Rodney P. Nichols as Plan Administrator. The Company shall appoint such assistant administrators as may be deemed necessary. The Plan Administrator shall be the named fiduciary under the Plan for all purposes other than for purposes of the control or management of the assets of the Plan.

The Plan Administrator shall be responsible for the administration and interpretation of the Plan. Effective January 1, 1994, the Thrift Plan intends to meet the requirements of ERISA Section 404(c) and its regulations. Under these rules, the Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a member or beneficiary. In determining the eligibility of members and other individuals for benefits and in construing the Plan’s terms, the Plan Administrator has the power to exercise their discretion in the construction of doubtful, disputed, or ambiguous terms or provisions of the Plan, in cases where the Plan instrument is silent, or in the application of Plan terms or provisions to situations not clearly or specifically addressed in the Plan itself. In situations in which the Plan Administrator deems it to be appropriate, the Plan Administrator may evidence (i) the exercise of such discretion, or (ii) any other type of decision, directive, or determination they may make with respect to the Plan, in the form of a written administrative ruling which, until revoked, or until superseded by plan amendment or by a different administrative ruling or a different administration of the ruling, shall thereafter be followed in the administration of the Plan.

The Trustee and the Company may, by agreement in writing, arrange for a delegation by the Trustee to the Plan Administrator of any of the Trustee’s functions, except the custody of assets and discretion to manage and control the assets, the voting with respect to shares held by the Trustee, and the purchase, sale, or redemption of securities.

The Plan Administrator may, from time to time, delegate to any assistant plan administrator appointed pursuant to this Article the authority to exercise any or all of the foregoing powers and such others as the Plan Administrator deems necessary and appropriate to carry out the provisions of the Plan.

With respect to investment matters, an Investment Committee shall meet, from time to time, but in no event less frequently than annually, and shall be responsible (i) for assisting the Plan Administrator in reviewing and monitoring the performance of any investment managers which have been appointed and in developing appropriate guidelines and investment strategies for such investment managers, and (ii) for assisting the Plan Administrator in carrying out the Plan’s funding policy, in selecting and reviewing appropriate investment options, and in addressing any related investment matters. The Committee shall consist of the Plan Administrator, the Treasurer of the Company, and any other officers of Marathon Petroleum Company LP or Marathon Petroleum Corporation whom the Plan Administrator may appoint, from time to time, to serve upon the Committee. The Plan Administrator is also authorized to obtain the services of legal counsel, outside consultants, and other appropriate persons, as they deem necessary or appropriate, to assist the Committee in performing its responsibilities. Any fees, charges, and/or costs associated with the retention of such services shall be paid by the Company.

In the administration of the Plan, the Trustee or the Plan Administrator shall maintain individual ledger records on each member’s account(s). Such records shall reflect a member’s account(s)

as between employer and employee contributions on a continuous basis.

The records of the Trustee, the Plan Administrator, and the Company shall be conclusive in respect to all matters involved in the administration of this Plan except as otherwise provided herein or by law.

At least annually, a statement will be furnished to each member of the status of their account(s) which shall specify whether the member has a vested right to Company Contributions in the Company Matching Account. This statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Plan Administrator within 90 days after its mailing to the member.

Any application to make member contributions, any election, any withdrawal request, or any other direction under the Plan by a member must be accepted on behalf of the Plan Administrator, before it shall be effective.

All costs, expenses, and fees incurred in administering this Plan, to the extent not paid by the Company, shall be incurred by members. Fees or charges for investment management services shall not be paid by the Company but shall be borne by the members electing such services. Any taxes applicable to the member’s account(s) shall be charged or credited to the member’s account(s) by the Trustee.

In addition to the other methods of amending Marathon’s employee benefit plans, practices, and policies (hereinafter referred to as “MPC Employee Benefit Plans”) which have been authorized, or may in the future be authorized, by the Marathon Petroleum Corporation Board of Directors, the Marathon Petroleum Corporation’s Vice President of Human Resources and Administrative Services may approve the following types of amendments to MPC Employee Benefit Plans:

(i)	With the opinion of counsel, technical amendments required by applicable laws and regulations;

(ii)	With the opinion of counsel, amendments that are clarifications of plan provisions;

(iii)	Amendments in connection with a signed definitive agreement governing a merger, acquisition or divestiture such that, for MPC Employee Benefit Plans, needed changes are specifically described in the definitive agreement, or if not specifically described in the definitive agreement, the needed changes are in keeping with the intent of the definitive agreement;

(iv)	Amendments in connection with changes that have a minimal cost impact (as defined below) to the Company; and

(v)	With the opinion of counsel, amendments in connection with changes resulting from state or federal legislative actions that have a minimal cost impact (as defined below) to the Company.

For purposes of the above, “minimal cost impact” is defined as an annual cost impact to the

Company per MPC Employee Benefit Plan case that does not exceed the greater of (i) an amount that is less than one-half of one percent of its documented total cost (including administrative costs) for the previous calendar year, or (ii) $500,000.

Any discretionary acts taken under this Plan by the Plan Administrator, the Company, or the Trustee shall be uniform in their nature, shall be applicable to all members similarly situated, and shall be administered in a nondiscriminatory manner in accordance with the provisions of the Code and ERISA. It is intended that the standard of judicial review applied to any determination made by the Plan Administrator shall be the “arbitrary and capricious” standard of review.

The Plan shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA. To the extent not in conflict with the preceding sentence and to the extent not preempted by ERISA, the construction of the Plan shall be governed by the laws of the State of Delaware. Decisions of the Plan Administrator made on all matters within the scope of their authority shall be final and binding upon all persons, including the Company, any trustee, all members and beneficiaries, their heirs and personal representatives, and all labor unions or other similar organizations representing members.

XXII.	Participation by Other Employers and Employees

Upon specific authorization by its Board of Directors and subject to such terms and conditions as its Board may establish, the Company may permit subsidiaries or affiliated organizations to participate in this Plan. The terms “employer,” “employee,” and words of similar import as used in this Plan shall be deemed to include the Company and such subsidiaries or affiliated organizations and their employees.

Effective December 31, 2001, with the U.S. Steel spin-off from USX, the Marathon Petroleum Thrift Plan recognizes USX Corporation, United States Steel LLC, United States Steel Corporation and United States Steel and Carnegie Pension Fund as Affiliated Employers.

All provisions applicable to transfers within the USX Controlled Group immediately prior to the December 31, 2001 effective date of the spin-off apply in the same manner to transfers to or from Affiliated Employers as permitted under the law.

XXIII.	Rollover Contributions or Direct-Plan Transfer Contributions

Upon specific authorization and subject to such terms and conditions as set forth by the Plan Administrator, the Plan may accept Rollover Contributions or Direct-Plan Transfer Contributions as distributed from other qualified plans of the Company, its affiliates, or other non-affiliated companies.

The Plan will accept participant Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below, beginning on January 1, 2002.

Direct Rollovers: The Plan will accept a direct rollover of an eligible rollover distribution from:

•	a qualified plan described in Code Section 401(a) or 403(b), including after-tax employee contributions.

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans: The Plan will accept a participant contribution of an eligible rollover distribution from:

•	a qualified plan described in Code Section 401(a) or 403(b) of the Code.

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

XXIV.	Top-Heavy Provisions

If the Plan is or becomes “top-heavy” as such term is defined in Code Section 416(g) in any Plan Year beginning after December 31, 1983, the provisions of Appendix A will supersede any conflicting provision of this Plan.

XXV.	Modification and Termination

The right is reserved by the Company to terminate this Plan at any time in its entirety or as to any participating company, or to modify the Plan, either prospectively or retroactively, from time to time by action of the Board of Directors.

Marathon Petroleum Company LP (“the Company”) may exercise its reserved rights of amendment, modification or termination (i) by written resolution by the Board of Directors of Marathon Petroleum Corporation, (ii) by the General Partner of Marathon Petroleum Company LP, (iii) by written resolution by the Executive Committee, (iv) by written actions exercised by any other committee, for example the Marathon Petroleum Corporation Salary and Benefits Committee (the “Salary and Benefits Committee”), to which the Board of Directors of Marathon Petroleum Corporation or the Executive Committee has specifically delegated rights of amendment, modification or termination, or (v) by written actions exercised by any other entity or person to which or to whom the Board of Directors of Marathon Petroleum Corporation or the Executive Committee

has specifically delegated rights of amendment, modification or termination.

The Board of Directors of the Marathon Petroleum Corporation or the Executive Committee has delegated to the Salary and Benefits Committee the authority to make the following types of amendments to the Plan:

a.	amendment(s) which grant employees vesting credit for services with predecessor employers; or

b.	technical amendment(s) required by applicable laws and regulations, provided the Committee has obtained a written opinion from counsel to that effect; or

c.	amendment(s) which are mere classifications of Plan provisions, provided the Committee has obtained a written opinion of counsel to that effect.

This authority delegated to the Salary and Benefits Committee shall be exercised in writing.

The Board of Directors of Marathon Petroleum Corporation or the Executive Committee of Marathon Petroleum Corporation has delegated to the Plan Administrator the authority to make amendments to this Plan as needed regarding any mandated changes evolving from regulations governing the Uniformed Services Employment and Re-employment Rights Act of 1994 (USERRA).

A.	Prospective Modification, Complete Discontinuance of Company Contributions, or Termination

The Company shall promptly give notice of any prospective modification or termination to all participating companies and to the employees affected. No prospective modification may reduce the Plan balance of any member as of the effective date of the modification.

Upon termination of this Plan in its entirety or as to any participating company, or upon the complete discontinuance of employer contributions hereto, each member affected shall have a fully vested, nonforfeitable right to receive their Plan balance hereunder, including all employer contributions made thereto at such time as permitted by law.

B.	Retroactive Modification

The Company may modify this Plan in whole or in part, with effect retroactively, in order to preserve its qualification, either alone or in conjunction with other plans of the Company, under the Code or to comply with ERISA and applicable state or federal regulations. The Company may also modify this Plan in whole or in part with effect retroactively for any other reason, to the extent permitted by law. If any such modification adversely affects the benefits which have accrued to a member prior to the date such change or modification is adopted by the Company, the Company shall be obligated to provide such benefits outside the provisions of this Plan. No modification made hereunder shall authorize or permit any part of the Plan funds to be used or diverted to purposes other than those set forth in the

Plan.

C.	Merger

This Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each member in the Plan would (if the Plan then terminated) receive a benefit immediately after such merger, consolidation, or transfer which is equal to or greater than the benefit they would have been entitled to receive immediately before such merger, consolidation, or transfer (if the Plan had been terminated).

D.	Change in Plan Sponsorship

In accordance with the exclusive benefit rule of Code Section 401(a), the sponsorship of this Plan may not be transferred from the Company to an unrelated taxpayer unless the transfer is in connection with a transfer of business assets, operations or employees from the Company to the unrelated taxpayer.”

XXVI.	Effective Date of the Plan

The original Plan was initially put into effect November 1, 1953, and as a result of the spin-off of the downstream related business, this Plan (The Marathon Petroleum Thrift Plan) was created as a spinoff of the original Marathon Oil Company Thrift Plan.

This amended and restated Plan is expressly contingent upon the issuance of a favorable determination letter from the Internal Revenue Service that the Plan continues to constitute a qualified plan under Code Section 401(a), as amended, and that the Trust created thereunder is exempt from taxation under Code Section 501(a). In the event that the Internal Revenue Service declines to issue such favorable determination letter, this amended and restated Plan shall be treated as having no effect and the prior Plan to which this amendment and restatement relates shall continue to be maintained pursuant to the terms and provisions thereof as in effect prior to the adoption hereof.

Marathon Petroleum Company LP has caused its name to be hereunto subscribed by pursuant to a delegation of authority to Robert L. Sovine, Jr., Vice President Human Resources, Marathon Oil Corporation.

MARATHON PETROLEUM COMPANY LP

By:	/s/ Robert L. Sovine, Jr.
Robert L. Sovine, Jr.

Date:	6/16/11

APPENDIX A: PURPOSE AND DEFINITIONS

I.	Purpose

The provisions of Appendix A of the Marathon Petroleum Thrift Plan (Plan) are to supersede the provisions of the Plan if the Plan is or becomes top-heavy, as defined herein, in any Plan Year beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

II.	Definitions

A.	“Aggregate Account Balance” means, with respect to each member, the value of all defined contribution plan accounts maintained on behalf of a member (whether attributable to Employer or employee contributions) after the adjustments in Article IV, Section C of this Appendix.

B.	“Aggregated Group” means a group of plans described in Article IV, Section D of this Appendix.

C.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

D.	“Compensation” means, with respect to any member, the total compensation paid by the Employer for a Plan Year consistent with the definition of Gross Pay as used in the Plan. Amounts contributed by the Employer under the Retirement Plan, Thrift Plan, or the Employee Stock Ownership Plan maintained by the Employer (including Pre-Tax contributions made by the employee); any contributions made through the Contribution Conversion Plan and any contributions to Health Care Spending Accounts and Dependent Care Spending Accounts, will not be considered as Compensation.

E.	“Determination Date” means (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year, the last day of such Plan Year.

F.	“Employer” includes (as a single employer), for purposes of applying the provisions of this Appendix, all corporations which are members of a controlled group of corporations (as defined by Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(c)). However, the single employer rule does not apply for purposes of determining ownership in the employer with regard to the identification of Key Employees.

G.	“Key Employee” means an employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

H.	“Member” means any employee of the Employer who elects to participate in the Plan. For purposes of applying the provisions of this Appendix, member includes Active Members, Members with Accounts in Suspense, Non-employee Members and Retired Members (as those terms are defined in the Plan).

I.	“Non-Key Employee” means any employee or former employee (and their beneficiaries) of the Employer who is not a Key Employee.

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J.	“Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending on December 31.

K.	“Super Top-Heavy Group” means a group described in Code Sections 416(g) and 416(h)(2)(B) and summarized in Article IV, Section B of this Appendix.

L.	“Super Top-Heavy Plan” means a group described in Code Section 416(h)(2)(B) and summarized in Article IV, Section B of this Appendix.

M.	“Top-Heavy Group” means a group described in Code Section 416(g) and summarized in Article IV, Section A of this Appendix.

N.	“Top-Heavy Plan” means a plan described in Code Section 416(g) and summarized in Article IV, Section A of this Appendix.

III.	Top-Heavy Plan Requirements

For any Plan Year during which the Plan is a Top-Heavy Plan, the Plan shall provide:

A.	Special minimum allocation requirements as provided in Article V of this Appendix;

B.	Special vesting requirements as provided in Article VI of this Appendix; and

C.	Special Compensation requirements as defined in Article II, Section D of this Appendix.

IV.	Determination Of Top-Heavy Status

A.	Top-Heavy Plan or Group

This Plan shall be a Top-Heavy Plan and the Aggregated Group, of which it is a part, shall be a Top-Heavy Group for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the sum of:

1.	The present value of the cumulative accrued benefits of Key Employees under all defined benefit plans included in the Aggregated Group, and

2.	The Aggregate Account Balance of Key Employees under all defined contribution plans included in the Aggregated Group, exceeds sixty percent (60%) of the present value of the cumulative accrued benefits and the Aggregate Account Balances of all Key Employees and Non-Key Employees under this Plan and all qualified plans included in the Aggregated Group.

If any member is a Non-Key Employee for any Plan Year, but such member was a Key Employee for any prior Plan Year, such member’s present value of cumulative accrued benefit and/or Aggregate Account Balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan. In addition, for Plan Years beginning after December 31, 1984, if a member or former member has not performed any services for the Employer maintaining the Plan (other than benefits under the Plan) at any time during the five (5) year period ending on the Determination Date, the present value of the cumulative accrued benefit and the Aggregate Account Balance for such member or former member shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan.

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Present values of accrued benefits and the amounts of account balances of employees as of the determination date, shall be calculated as follows:

a.	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

b.	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

B.	Super Top-Heavy Plan or Group

This Plan shall be a Super Top-Heavy Plan and the Aggregated Group, of which it is a part, shall be a Super Top-Heavy Group for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the sum of:

1.	The present value of the cumulative accrued benefits of Key Employees under all defined benefit plans included in the Aggregated Group, and

2.	The Aggregate Account Balances of Key Employees under all defined contribution plans included in the Aggregated Group, exceeds ninety percent (90%) of the present value of the cumulative accrued benefits and the Aggregate Account Balances of all Key Employees and Non-Key Employees under this Plan and all qualified plans included in the Aggregated Group.

C.	Aggregate Account Balance Adjustments

A member’s Aggregate Account Balance as of the Determination Date is the sum of:

1.	The member’s balances in the Thrift Plan or other defined contribution plans as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

2.	An adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or

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before the Determination Date;

3.	Any distributions to the member from the Plan made within a twelve (12) month period ending on the Determination Date or within the four (4) preceding Plan Years. For purposes of this paragraph, distributions of employee contributions are included as distributions made by the Plan. In addition, distributions under a terminated plan, which if it had not been terminated would have been required to be included in an Aggregated Group, will be counted;

4.	Any employee contributions, whether voluntary or mandatory;

5.	With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the employee and made from a plan maintained by one employer to a plan maintained by an unrelated employer), if this Plan is the transferor of the rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this paragraph. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983, as part of the member’s Aggregate Account Balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984, shall be considered as part of the member’s Aggregate Account Balance by both the distributing plan and the plan accepting the rollover or transfer;

6.	With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the employee or made to a plan maintained by the same Employer), if this Plan is the transferor of the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the member’s Aggregate Account Balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

D.	Aggregated Group Rules

“Aggregated Group” means each plan of the Employer which will be required or permitted to be aggregated for purposes of applying the top-heavy provisions of this Appendix.

A required aggregation consists of each plan of the Employer in which a Key Employee is a member, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410. In applying the aggregation rules, Code Sections 414(b), 414(c) and 414(m) shall apply such that all employees of all corporations which are members of a controlled group of corporations shall be treated as employed by a single employer. A permissive aggregation is a required aggregation group plus any other qualified plan or plans in which a member of

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the controlled group participates which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

If the plans included in an Aggregated Group have different Determination Dates, then the determination of whether the plans are top-heavy for a particular Plan Year is computed by calculating the present value of accrued benefits for all employees separately for each plan as of each plan’s Determination Date. The plans are then aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

In the case where the Aggregated Group is considered to be a Top-Heavy Group under Article IV, each plan in the group will be considered a Top-Heavy Plan. No plan in the Aggregated Group will be considered a Top-Heavy Plan if the Aggregated Group is not a Top-Heavy Group.

V.	Minimum Contribution And Allocation

A.	Except as provided in (B), (C), (D) and (E) below, for any Plan Year in which the Plan is a Top-Heavy Plan, Employer contributions allocated to any member who is a Non-Key Employee will not be less than 3% of such employee’s Compensation. The Employer contribution required to obtain this result will be made on behalf of a Non-Key Employee even though the employee failed to make After-Tax Contributions and/or Pre-Tax Contributions that would otherwise be required.

For years beginning January 1, 1987, and thereafter, neither Pre-Tax Contributions nor matching Company Contributions shall be taken into account for purposes of satisfying this minimum contribution requirement.

Effective for Plan years beginning after December 31, 2001, employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

B.	No minimum contribution will be required under (A) above on behalf of a member who is not employed by the Employer as of the last day of the Plan Year.

C.	The minimum contribution required under (A) above will not exceed the greatest amount of

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Employer contributions allocated to any Key Employee for such Plan Year, as determined in accordance with Code Section 416(c)(2)(B).

D.	If a Non-Key Employee participates in this Plan and another defined contribution plan included in the Top-Heavy Group, the minimum contribution required under (A) above shall not apply to such member to the extent the minimum benefits are provided under the other plan. However, both plans will provide the vesting required by Code Section 416(b) and will limit compensation in providing benefits as required by Code Section 416(d).

If a Non-Key Employee participates in this Plan and a defined benefit plan which is part of the Aggregated Group that is determined to be a Top-Heavy Group, the defined benefit and defined contribution minimums of Code Section 416(c) will be satisfied by providing each such employee with the defined benefit minimum established in Section A of Article V of the Appendix to the Marathon Petroleum Retirement Plan.

E.	In lieu of the minimum contributions established in Section A above, if a Non-Key Employee participates in this Plan and a defined benefit plan which is part of the Aggregated Group that is determined to be a Top-Heavy Group (but not Super Top-Heavy), the Plan Administrator, in his sole discretion, may elect to avoid the adjustments in the limitations under Code Section 415 (as explained in Section G below) by satisfying the minimum benefit requirements to both types of qualified plans via:

1.	Making a minimum allocation of 4% of Compensation under this Plan, and also satisfying the extra minimum benefit requirement for the defined benefit plan pursuant to Code Section 416(b)(2)(A); or

2.	Making a minimum allocation of 7 1/2% of Compensation under this Plan without also satisfying the extra minimum benefit requirement for the defined benefit plan.

F.	For purposes of Article V of this Appendix, Pre-Tax Contributions will be taken into account in determining Employer contributions for Plan Years beginning after 1984. Effective January 1, 1987, Pre-Tax Contributions shall be taken into account in determining Employee Contributions made on behalf of Key Employees. They shall not be taken into account for purposes of satisfying the minimum contribution requirement for Non-Key Employees.

G.	For any Plan Year in which the Plan is a Top-Heavy Plan, 1.0 shall be substituted for 1.25 in Code Section 415(e)(2)(B) and (3)(B) for purposes of the Code Section 415 limitation unless the extra minimum benefit requirements for defined benefit plans and/or the extra minimum contribution allocations for defined contribution plans are provided pursuant to Code Section 416(h)(2)(A) (as explained in Section E above). However, for any limitation year in which the Plan is a Super Top-Heavy Plan, 1.0 must be substituted for 1.25 in any event.

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VI.	Vesting

For any Plan Year beginning after December 31, 2001, in which the Plan is a Top-Heavy Plan, a participant’s accrued benefit derived from employer matching contributions shall be nonforfeitable upon the member’s completion of three years of vesting service. The three-year vesting schedule applies to all Company Contributions and the earnings thereon, including those accrued before the effective date of Section 416 of the Code and before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan’s status as top-heavy changes for any Plan Year. However, this Article VI does not apply to the accounts of any member who does not receive and is not entitled to receive any compensation from a participating employer or a member of the controlled group after the Plan has initially become top-heavy and the vested status of such member’s accounts will be determined without regard to this Article VI.

VII.	Change In Plan’s Top-Heavy Status

Any change in the Plan’s benefit structure (including the vesting schedule) resulting from a change in the Plan’s top-heavy status will be handled under procedures ensuring that Code Section 411(a)(10) is not violated. Thus, the nonforfeitable percentage of the accrued benefit before the Plan ceased to be a Top-Heavy Plan will not be reduced for any member.

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APPENDIX B: SERVICE WITH ACQUIRED COMPANIES

Except as otherwise noted, for individuals who became members of the Plan as a direct result of the Company’s acquisition of any of the following companies (or portions thereof), the service of such individuals which was recognized by such companies (or portions thereof) for purposes of vesting under a defined benefit or defined contribution plan, is recognized as vesting service for purposes of the Plan:

Acquired Companies Prior to July 1, 2011

Amoco Corporation

Aurora Gasoline Company - Option 1*

- Option 2

Buckeye Pipe Line Company

Center Terminal Company - Hartford

Center Terminal Company - Indianapolis

Chevron Corporation

CMS Energy Corporation

Conoco, Inc.

Cotton Valley Operators Committee

Ecol, Ltd.

ExxonMobil Terminal (Charleston, WV)

ExxonMobil Terminal (Selma, NC)

Globe Oil and Refining Company

Haynesville Operators Committee**

Husky Oil Company

Joint Venture Company - Ashland Inc. (limited to individuals transferred from Ashland Inc. to Marathon Ashland Petroleum LLC (MAP or any one of MAP’s participating employers between January 1, 1998 and June 30, 2005.

Occidental Petroleum Company with CLAM

Pan Ocean Oil Corporation

Pennaco Energy, Inc.

Platte Pipe Line Company

Plymouth Oil Company

PPG Industries, Inc.

R. I. Marketing, Inc. (certain employees transferred to a participating employer)

Republic Barge Transportation Company

Rock Island Refining Corporation

Ross Oil Corporation

Signal Oil Company

Texaco, Inc.

Unocal

Ultramar Diamond Shamrock

Wake Up Oil Company

*	75% of the vesting service recognized by Aurora Gasoline Company is recognized by the Plan for the time period prior to January 1, 1975. 100% of such service is recognized thereafter.
**	50% of the vesting service recognized by Haynesville Operators Committee is recognized by the Plan.

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APPENDIX C: INVESTMENT OPTIONS

The following list of eligible investment companies, Marathon Petroleum Corporation Common Stock and Stable Value Fund have been approved by the Plan Administrator and is current as of the date specified. The list is divided into four tiers:

Tier 1 Funds: Core Funds [as designated under ERISA Section 404(c)];

Tier 2 Funds: Pyramis Core Lifecycle Commingled Pool Funds;

Tier 3 Funds: Fidelity BrokerageLink; and

Tier 4 Funds: Marathon Petroleum Corporation Common Stock (Active Investment Option) and Other Funds (Frozen Investment Options)

The prospectus of each fund may be obtained from the recordkeeper and should be read prior to investment in a particular fund.

As of August 1, 2009

Tier 1 Funds: (Active Investment Options)

FUND NAME	TICKER	FUND CODE
Marathon Petroleum Stable Value Fund	Not applicable	GCMO
Columbia Acorn International Fund - Class Z	ACINX	OFAT
Dimensional Emerging Markets Value Portfolio	DFEVX	OKLZ
Eaton Vance Large-Cap Value Fund - Class I	EILVX	OLHV
Fidelity Balanced Fund - Class K	FBAKX	2077
Fidelity Contrafund® - Class K	FCNKX	2080
Fidelity Fund - Class K	FFDKX	2088
Fidelity Government Income Fund	FGOVX	0054
Fidelity Growth Company Fund - Class K	FGCKX	2090
Fidelity International Discovery Fund - Class K	FIDKX	2093
Fidelity Low-Priced Stock Fund - Class K	FLPKX	2095
Fidelity Mid-Cap Value Fund	FSMVX	0762
Fidelity Retirement Government Money Market Portfolio	FGMXX	0631
Kalmar Growth-With-Value Small Cap Fund	KGSCX	OSMF
Morgan Stanley Institutional Fund Trust: Mid Cap Growth Portfolio - Class I shares	MPEGX	OFMW
PIMCO Total Return Fund - Institutional Class	PTTRX	OF1P
Spartan® Extended Market Index Fund - Investor Class	FSEMX	0398
Spartan® International Index Fund - Investor Class	FSIIX	0399
Spartan® U.S. Equity Index Fund - Investor Class	FUSEX	0650
Vanguard Total Bond Market Index Fund - Institutional Class	VBTIX	OQFC
Wells Fargo Advantage Small Cap Value Fund - Institutional Class	WFSVX	OKWB

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Tier 2 Funds: (Active Investment Options)

Pyramis Core Lifecycle Commingled Pools

FUND NAME
Pyramis Lifecycle 2000 Commingled Pools
Pyramis Lifecycle 2005 Commingled Pools
Pyramis Lifecycle 2010 Commingled Pools
Pyramis Lifecycle 2015 Commingled Pools
Pyramis Lifecycle 2020 Commingled Pools
Pyramis Lifecycle 2025 Commingled Pools
Pyramis Lifecycle 2030 Commingled Pools
Pyramis Lifecycle 2035 Commingled Pools
Pyramis Lifecycle 2040 Commingled Pools
Pyramis Lifecycle 2045 Commingled Pools
Pyramis Lifecycle 2050 Commingled Pools
Pyramis Lifecycle 2055 Commingled Pools

Tier 3 Funds: Fidelity BrokerageLink

A complete list of Fidelity BrokerageLink investment options can be obtained online at the Fidelity NetBenefitsSM website (www.401k.com) or by calling Fidelity, at 1-866-602-0595.

Tier 4 Funds: Active Investment Option (Marathon Petroleum Corporation Common Stock)

and Frozen Investment Options

Active Investment Option

FUND NAME	SYMBOL
Marathon Petroleum Corporation Common Stock	MPC

Frozen Investment Options

All funds frozen on June 26, 2009, are no longer active investment options. Frozen investment options may hold balances, but may not receive additional contributions.

As a result of the spin-off of the downstream related businesses of Marathon Oil Corporation into a freestanding, publicly traded company, effective July 1, 2011 Marathon Oil Corporation common Stock becomes a passive investment option

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APPENDIX D: MUTUAL FUND WITHDRAWAL ORDER

Order	Mutual Fund
1	Marathon Stable Value Fund	39	Baron Growth Fund Institutional Class
2	Fidelity® Intermediate Bond Fund	40	Neuberger Berman Genesis Fund Institutional Class
3	Fidelity Asset Manager® 20%	41	Neuberger Berman Partners Fund Class Institutional
4	Fidelity Asset Manager® 50%	42	Templeton Growth Fund Class Advisor
5	Fidelity Asset Manager® 70%	43	Mutual Global Discovery Fund Class Z
6	Janus I	44	Mutual Shares Fund Class Z
7	Vanguard Windsor Fund Admiral Shares	45	Fidelity U.S. Equity Index Commingled Pool - Class 1
8	Templeton Foreign Fund Class Advisor	46	FPA Crescent Fund
9	Invesco Diversified Dividend Fund Institutional Class	47	Rice Hall James Micro Cap Portfolio Institutional Class
10	Janus Twenty Fund Class T	48	CS Large Cap Blend Fund Common
11	Janus Worldwide I	49	CS Large Cap Blend Fund A
12	Spartan® Total Market Index Fund - Investor Class	50	Fidelity® Europe Fund
13	Fidelity® Capital & Income Fund	51	Fidelity® Europe Capital Appreciation Fund
14	Fidelity® GNMA Fund	52	Fidelity® Global Balanced Fund
15	Fidelity® High Income Fund	53	Fidelity® China Region Fund
16	Fidelity® Intermediate Government Income Fund	54	Fidelity® Latin America Fund
17	Fidelity® Investment Grade Bond Fund	55	Fidelity® Nordic Fund
18	Fidelity® New Markets Income Fund	56	Fidelity® Pacific Basin Fund
19	Fidelity® Strategic Income Fund	57	Fidelity® Emerging Asia Fund
20	Spartan® U.S. Bond Index Fund	58	Fidelity® Worldwide Fund
21	Managers Bond Fund	59	Fidelity® Canada Fund
22	Morgan Stanley Institutional Core Plus Fixed Income Portfolio Class Institutional	60	Invesco International Mutual Funds Global Small & Mid Cap Growth Fund Institutional Class
23	PIMCO Global Bond Fund (Unhedged) Fund Institutional Class	61	Morgan Stanley Institutional Emerging Markets Fund Class I
24	PIMCO High Yield Fund Institutional Class	62	Templeton Developing Markets Trust Class Advisor
25	Templeton Global Bond Fund Advisor Class	63	Templeton World Fund Class Advisor
26	USAA Income Fund	64	Select Health Care Portfolio
27	Fidelity® Convertible Securities Fund	65	Select Biotechnology Portfolio
28	Fidelity Fifty®	66	Select Medical Delivery Portfolio
29	Fidelity® Four-in-One Index Fund	67	Select Medical Equipment and Systems Portfolio
30	Fidelity® Large Cap Stock Fund	68	Select Technology Portfolio
31	Fidelity® Real Estate Investment Portfolio	69	Select Software and Computer Services Portfolio
32	Fidelity® Stock Selector Small Cap Fund	70	Select Natural Gas Portfolio
33	Fidelity® Small Cap Stock Fund	71	Select Wireless Portfolio
34	American Beacon Balanced Fund Institutional Class	72	Select Consumer Discretionary Portfolio
35	American Beacon Large Cap Value Fund Investor Class	73	Select Consumer Staples Portfolio
36	Ariel Appreciation Fund	74	Select Leisure Portfolio
37	Ariel Fund	75	Select Financial Services Portfolio
38	Baron Asset Fund Institutional Class	76	Select Banking Portfolio

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77	Select Brokerage and Investment Management Portfolio	118	Fidelity® Leveraged Company Stock Fund - Class K
78	Select Chemicals Portfolio	119	Fidelity® Magellan® Fund - Class K
79	Select Defense and Aerospace Portfolio	120	Fidelity® Mid-Cap Stock Fund - Class K
80	Select Materials Portfolio	121	Fidelity® OTC Portfolio - Class K
81	Select Natural Resources Portfolio	122	Fidelity® Overseas Fund - Class K
82	Select Energy Portfolio	123	Fidelity® Puritan® Fund - Class K
83	Select Energy Service Portfolio	124	Fidelity® Value Fund - Class K
84	Select Gold Portfolio	125	Fidelity® Value Discovery Fund - Class K
85	Fidelity® Cash Reserves	126	Fidelity® Government Income Fund
86	Fidelity® Money Market Trust Retirement Money Market Portfolio	127	Fidelity® Money Market Trust Retirement Government Money Market Portfolio
87	Fidelity® Large Cap Value Fund	128	Spartan® 500 Index Fund - Investor Class
88	Fidelity® Inflation-Protected Bond Fund	129	Morgan Stanley Institutional Mid Cap Growth Fund Class I
89	Fidelity® Floating Rate High Income Fund	130	PIMCO Total Return Fund Institutional Class
90	Fidelity® Blue Chip Value Fund	131	Spartan® Extended Market Index Fund - Investor Class
91	Fidelity® International Real Estate Fund	132	Spartan® International Index Fund - Investor Class
92	Fidelity® Small Cap Growth Fund	133	Wells Fargo Advantage Small Cap Value Fund Class Institutional
93	Rainier Small/Mid Cap Equity Portfolio Fund Class Institutional	134	Fidelity Mid Cap Value Fund
94	Calvert Bond Portfolio Class I	135	Fidelity® Balanced Fund - Class K
95	Artisan International Fund Class Investor	136	Fidelity® Contrafund® - Class K
96	Oakmark Equity and Income Fund Class I	137	Fidelity® Fund - Class K
97	Artisan Mid Cap Value Fund Investor Shares	138	Fidelity® Growth Company Fund - Class K
98	PIMCO Real Return Fund Institutional Class	139	Fidelity International Discovery Fund - Class K
99	RBC Enterprise Fund Class S	140	Fidelity® Low-Priced Stock Fund - Class K
100	Allianz NFJ Small-Cap Value Fund Institutional Class	141	Columbia Acorn International Fund Class Z
101	Columbia Acorn Select Fund Class Z	142	DFA Emerging Markets Value Portfolio Institutional Class
102	CRM Mid Cap Value Fund Class Institutional	143	Eaton Vance Large-Cap Value Fund Class I
103	Royce Value Plus Fund Institutional Class	144	Vanguard Total Bond Market Index Fund Class Institutional
104	Virtus Small-Cap Core Fund Class I	145	Kalmar Growth-With-Value Small Cap Fund
105	Spartan® Intermediate Treasury Bond Index Fund - Investor Class	146	Pyramis Core Lifecycle 2000 Commingled Pool - Class V
106	Fidelity® Growth Strategies Fund - Class K	147	Pyramis Core Lifecycle 2005 Commingled Pool - Class V
107	Fidelity® Blue Chip Growth Fund - Class K	148	Pyramis Core Lifecycle 2010 Commingled Pool - Class V
108	Fidelity® Capital Appreciation Fund - Class K	149	Pyramis Core Lifecycle 2015 Commingled Pool - Class V
109	Fidelity® Diversified International Fund - Class K	150	Pyramis Core Lifecycle 2020 Commingled Pool - Class V
110	Fidelity® Dividend Growth Fund - Class K	151	Pyramis Core Lifecycle 2025 Commingled Pool - Class V
111	Fidelity Emerging Markets Fund - Class K	152	Pyramis Core Lifecycle 2030 Commingled Pool - Class V
112	Fidelity® Equity-Income Fund - Class K	153	Pyramis Core Lifecycle 2035 Commingled Pool - Class V
113	Fidelity® Equity-Income II Fund - Class K	154	Pyramis Core Lifecycle 2040 Commingled Pool - Class V
114	Fidelity® Export and Multinational Fund - Class K	155	Pyramis Core Lifecycle 2045 Commingled Pool - Class V
115	Fidelity® Growth & Income Portfolio - Class K	156	Pyramis Core Lifecycle 2050 Commingled Pool - Class V
116	Fidelity® Growth Discovery Fund - Class K	157	Marathon Oil Corporation Stock Fund
117	Fidelity® Independence Fund - Class K	158	Marathon Petroleum Corporation Stock Fund

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APPENDIX E: MINIMUM DISTRIBUTION REQUIREMENTS

Section 1. General Rules

1.1 Effective Date. The provisions of this appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2 Precedence. The requirements of this appendix will take precedence over any inconsistent provisions of the plan.

1.3 Requirements of Treasury Regulations Incorporated. All distributions required under this appendix will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

1.4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this appendix, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution

2.1 Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

2.2 Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)

If the participant’s surviving spouse is the participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(b)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(c)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by the second anniversary of the participant’s death.

(d)	If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the participant’s required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving

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spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3 Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3 and 4 of this appendix. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury Regulations.

Section 3. Required Minimum Distributions During Participant’s Lifetime

3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(b)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s and spouse’s attained ages of the participant’s and spouse’s birthdays in the distribution calendar year.

3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

Section 4. Required Minimum Distributions After Participant’s Death

4.1 Death On or After Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(1)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)

If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse

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is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

4.2 Death Before Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in Section 4.1.

(b)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by the second anniversary of the participant’s death.

(c)	Death of Surviving spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the participant.

Section 5. Definitions

5.1 Designated beneficiary. The individual who is designated as the beneficiary under Section XVI of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

5.2 Distribution calendar year. A calendar year for which minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31, of that distribution calendar year.

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5.3 Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

5.4 Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5 Required beginning date. April 1 of the calendar year following the later of (i) the calendar year in which the participant attains age 70 1/2 or (ii) the calendar year in which the participant retires; provided, however, that if the participant is a 5% owner of the business, the required beginning date is April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2.

Section 6. Exceptions to Distribution Requirements Described Elsewhere in Appendix E

6.1 Election to Apply 5-Year Rule to Distributions to Designated Non-Spouse Beneficiaries. If the participant dies before distributions begin and there is a designated non-spouse beneficiary, distribution to the designated non-spouse beneficiary is not required to begin by the date specified in Section 2.2 of Appendix E of the Plan, but the participant’s entire interest will be distributed to the designated non-spouse beneficiary by the fifth anniversary of the participant’s death. If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the participant or the surviving spouse begin, this election will apply as if the surviving spouse were the participant.

6.2 Participant Election to Receive Required Minimum Distribution for 2009. Participants, alternate payees and beneficiaries who would otherwise receive a required minimum distribution under this appendix have the right to elect to receive for 2009: (a) no distribution, (b) the amount which would, but for this paragraph, have been the required minimum distribution under the Plan for 2009 or (c) any other amount otherwise available under the Plan. If the participant, alternate payee or beneficiary fails to make an election, then the Plan will make no distribution for 2009 to the participant, alternate payee or beneficiary.

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APPENDIX F: RULES GOVERNING THE MAKING OF INDIVIDUAL ACCOUNT LOANS

The Trustee of the Marathon Petroleum Thrift Plan (Plan) is authorized to make loans to members of the Plan and to accept pledges of portions of members’ Thrift Plan account(s) as security for such loans. Loans may be made to members of the Plan on the following terms and conditions.

A.	Eligibility of Borrower

Subject to the limitations set forth in Sections F and G below, a member is eligible for an Individual Account Loan provided the member has been a member for at least 45 days.

For purposes of these Loan Rules, the term “member” shall mean an Active Member, Member with Account(s) in Suspense, and a Retired Member. In addition, the term “member” shall include a Non-employee Member who is a “party in interest” as defined in the Employee Retirement Income Security Act of 1974, as amended (ERISA).

NOTE:	The term “party in interest” is a technical term which, in general, includes individuals who are fiduciaries with respect to the Plan, who provide service to the Plan, who have a very significant ownership interest in the employer sponsoring the Plan or who are related, by blood or marriage, to such individuals.

B.	Type of Loan

Individual Account Loan - The only loans that are available after January 1, 1993, are Individual Account Loans. A member may make an application for a new Individual Account Loan on any date which is at least 30 days from the date of the last Individual Account Loan.

A member may have up to five loans outstanding at any one time as long as the total of all loans is less than the member’s loan maximum. (See Section G.)

A member with five outstanding loans who pays off one of the outstanding loans must wait seven calendar days from the date the loan payment is recorded by Fidelity before initiating a loan.

C.	Term of Loan

The term of the loan may be in months, from 12 months to 60 months at the member’s election.

D.	Rate of Interest

The interest rate on Individual Account Loans will be fixed over the life of the loan and will be based on the Prime Rate published in Reuters, updated on a quarterly basis. The rate charged to employees will be the rate in effect at the time the loan is approved and will be fixed for the entire term of the loan.

The interest rates on Individual Account Loans for members on Military Leave of Absence and on active duty are as follows:

•

The loan interest rate cannot exceed 6% for the duration of the Military Leave of Absence for loans that were outstanding prior to commencement of the Military Leave of Absence. This 6% cap will become effective on the first date of active duty.

•	The loan interest rate charged on any loan taken by a member while on Military Leave of Absence will be the lesser of the rate in effect at the time the loan is taken or 6%, and will

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be effective for the duration of the leave. The application of payments following the employee’s return to work will be based on the rate at the time the loan was taken.

E.	Source of Loan Funds

When a member is approved for a loan, a separate investment option will be established to represent the loan. The accounts and investment options that will be transferred to establish the loan are subject to member election as established by the Plan’s administrative procedures.

F.	Minimum Loan Amount

The minimum Individual Account Loan is $500.

G.	Maximum Loan Amount

The maximum of all outstanding loans is an amount equal to the lesser of (1) or (2):

1.	The IRS (Internal Revenue Service)-Based-Limitation; the lesser of (a) or (b):

a.	$50,000, reduced (but not below zero) by:

i.	the member’s highest outstanding balance of all Plan loans during the period beginning 12 months prior to the first day of the month in which an Individual Account Loan is to be made, minus

ii.	the member’s outstanding balance of all Plan loans on the date an Individual Account Loan is to be made; or

b.	50% of the total dollar value of the member’s vested Plan balance at the time the Individual Account Loan is made.

2.	The DOL (Department of Labor)-Based Limitation; 50% of the total dollar value of the member’s vested Plan balance at the time the Individual Account Loan is made.

The maximum loan limit is computed on the basis of the member’s latest available vested Plan balance.

The maximum loan limit shall be modified by the Plan Administrator upon his determination that a modification is necessary to remain in compliance with any applicable laws or regulations.

Payments will be paid back to a member’s account and invested according to the member’s current investment elections. If a member has MRO stock as an investment election after June 30, 2011, the loan payments will default to MPC stock.

H.	Required Loan Payments

As noted below, loan payments must be made by payroll deduction, check or in limited circumstances, electronic loan repayment via a personal bank account. For Active Members, loan payments must be made by payroll deduction but can be supplemented by checks made payable to the Trustee. Non-employee members are required to make payments by automatic electronic loan repayments from their bank accounts through the Automated Clearing House (ACH).

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Any payments by check should be payable to “Fidelity Investments Institutional Operations Company, Inc.” (FIIOC) and sent to Fidelity Investments, Marathon Petroleum Thrift Plan, P.O. Box 770003, Cincinnati, OH 45277-0065.

Substantially level payments on principal and accrued interest will be required to be paid at least quarterly throughout the term of an Individual Account Loan such that the loan is paid off in full by its normal maturity date. The Trustee will determine the amount of the minimum quarterly payment the member must make over the term of the loan.

All scheduled payments received by the Trustee will be applied first to the payment of accrued interest due and any remainder will be applied to the reduction of the unpaid principal balance of the loan. For members who receive wages or salary from the Company, the minimum quarterly payment amount must be made via substantially equal payroll deductions made each pay period. All prepayments (other than scheduled payments) will be limited to a minimum of $250 and wholly applied to reduction of principal.

Repayments will be allocated back to the accounts in the same proportion in which they were transferred. Payments will be reinvested in investment options in the same manner as current contributions are invested.

As set forth in the Promissory Note signed by the member, there are circumstances under which the Plan Trustee has the right to declare the loan immediately due and payable in full. (See Section J below for a listing of these circumstances.)

I.	Security Requirement

Each loan must be:

1.	Evidenced by a Promissory Note executed by the borrower , and

2.	Secured by a pledge of a portion of the member’s vested account balance equal to the greater of: (a) the principal amount of the Promissory Note at the time the Individual Account Loan is made, or (b) 50% of the total value of the member’s vested account balance as such balance exists from time to time.

Participants may evidence their loan and the pledge of their vested account balance either in writing, through Fidelity’s phone-based voice response system, through Fidelity’s web-based NetBenefitsSM internet site, or such other system approved by the Plan Administrator. The use of a participant’s PIN to secure a loan and pledge a portion of their account balance through a Plan Administrator approved electronic system shall be considered the equivalent of the participant’s execution of a written document through the use of his or her signature.

J.	Pledge Provision

The pledge shall provide that the Plan may recover out of the amount pledged by the member for the loan, the amount of principal balance and accrued interest, if any, under the loan:

1.	On or after the 60th day following the borrower’s death;

2.	On or after the 60th day following the borrower’s termination of employment (except for Retired Members and for Non-employee Members who are parties in interest) from the controlled group of companies which includes Marathon Petroleum Company LP;

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3.	On account of the borrower’s failure to submit required payments on a loan;

4.	On the occurrence of any act or condition which in the opinion of the Plan Administrator jeopardizes the security of the loan.

The maturity of the member’s Promissory Note is subject to acceleration under any of the above four (4) events.

Participants may evidence their loan and the pledge of their vested account balance either in writing, through Fidelity’s phone-based voice response system, through Fidelity’s web-based NetBenefitsSM internet site, or such other system approved by the Plan Administrator. The use of a participant’s PIN to secure a loan and pledge a portion of their account balance through a Plan Administrator approved electronic system shall be considered the equivalent of the participant’s execution of a written document through the use of his or her signature.

K.	Loan Defaults

Following the due date of a loan payment, a First and Final Delinquency Notice which includes a “Final Payment Date” will be mailed to members who are delinquent on such payment. The Final Payment Date will be thirty calendar days from the date of the First and Final Delinquency Notice. If payment is not received by the Final Payment Date, the loan may be placed in default by the Plan Administrator.

Once in default, the member will be ineligible for any further loans from the Thrift Plan for a period of six months from the loan default date.

No administrative actions facilitating the appropriation of pledged property of a member on Military Leave of Absence and on active duty may be undertaken during the period of active duty and the three-month period immediately thereafter unless authorized by the Thrift Plan member.

L.	Tax Consequences of Member Loans

Code Section 72(p) requires that loans must be repaid within five years and must be amortized (via substantially level payments) over the term of the loan in order to avoid taxable distribution treatment.

M.	Loan Application Procedure

As a requirement for receiving a loan, the member must elect not to have federal income tax withheld in the event that the Internal Revenue Service treats the loan as a taxable distribution under Code Section 72. In addition, for an Active Member, who at the time of a request for an Individual Account Loan is receiving wages or salary from the Company, the member must authorize payroll deductions in an amount at least equal to the minimum quarterly payments defined in Section H of these Loan Rules. The member must submit such other forms as may be required under any relevant laws and regulations.

N.	Status of Loan Account

Any questions a borrower may have regarding the principal and interest due on the Individual Account Loan at any time should be addressed to the Fidelity Phone Representative at the toll-free number provided.

O.	Controlling Law

All loans shall be made with references to and shall be governed by and construed in accordance with the Code, ERISA, and to the extent not preempted by ERISA, the laws of the

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State of Ohio.

P.	Modification and Termination

These rules may be modified at any time and from time to time by action of the Plan Administrator. The Plan Administrator reserves the right to suspend or terminate the Plan’s capacity as a lender at any time.

TAKING A LOAN

A member can receive a loan by reducing the balance of their account by selling investments equal to the amount of the loan. To take a loan, an employee must:

1.	Use the Fidelity NetBenefitsSM website (www.401k.com), or

2.	Call Fidelity at 1-866-602-0595 to use the voice response system or talk to a Fidelity representative.

Loan requests initiated through NetBenefitsSM will be funded on a pro-rata basis across investment options in the following account order: After-tax accounts, Rollover accounts, Company-match accounts, Pre-Tax, and Catch-Up accounts. Loan requests initiated through NetBenefitsSM will include the option to elect to have the proceeds transferred electronically to a bank account.

Loan requests initiated via telephone will include the option to elect the order of distribution among accounts and investment options. If an order of distribution is not elected, the loan request will be funded as described for NetBenefitsSM loan requests. Loan requests initiated via telephone will be mailed to the member’s home. (EFT is not available for telephone-initiated transactions.)

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APPENDIX G: RULES GOVERNING ROTH DEFERRALS

Section 1. General Application

1.1	This article will apply to contributions beginning with March 1, 2011.

1.2	As of March 1, 2011, the Plan will accept Roth elective deferrals (referred to in the Plan as “Roth Deferral Contributions”) made on behalf of members. A member’s Roth Deferral Contributions will be allocated into a separate account maintained for such deferrals as described in section 2 (referred to in the Plan as the “Roth Deferral Contribution Account”).

1.3	Unless specifically stated otherwise, Roth Deferral Contributions will be treated as elective deferrals for all purposes under the Plan.

Section 2. Separate Accounting

2.1 Contributions and withdrawals for Roth Deferral Contributions will be credited and debited to the Roth Deferral Contribution Account maintained for each member.

2.2 The Plan will maintain a record of the amount of Roth Deferral Contributions in each member’s account.

2.3 No contributions other than Roth Deferral Contributions and properly attributable earnings will be credited to each member’s Roth Deferral Contribution Account.

Section 3. Direct Rollovers

3.1 Notwithstanding any provision of the Plan or specifically of Article XV to the contrary, a direct rollover of a distribution from a Roth Deferral Contribution Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

3.2 Notwithstanding any provision of the Plan or specifically of Article XXIII to the contrary, the Plan will accept a rollover contribution to a Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

3.3 The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a member’s Roth Deferral Contribution Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less that $200 during a year. Eligible rollover distributions from a member’s Roth Deferral Contribution Account are taken into account in determining whether the total amount of the member’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

Section 4. Definition

5.1 Roth Deferral Contributions. A Roth Deferral Contribution is an elective deferral that is:

(a) Designated irrevocably by the member at the time of the cash or deferred election as a Roth

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Deferral Contribution that is being made in lieu of all or a portion of the Pre-Tax Contributions the member is otherwise eligible to make under the Plan: and

(b) Treated by the employer as includible in the member’s income at the time the member would have received that amount in cash if the member had not made a cash or deferred election.

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